Exhibit 10.22

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as administrative agent (“Administrative Agent”),

CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its CAYMAN ISLANDS BRANCH, as a buyer (“CS Cayman” and a “Buyer”), ALPINE SECURITIZATION LTD, as a buyer (“Alpine” and a “Buyer”) and other Buyers from time to time (“Buyers”),

AMERIHOME MORTGAGE COMPANY, LLC, as seller (“Seller”), and

AHMC HOLDING I LLC, as REO subsidiary (“REO Subsidiary”)

Dated May 9, 2018

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31.	Counterparts	67

32.	Confidentiality	67

33.	Recording of Communications	68

34.	Periodic Due Diligence Review	68

35.	Authorizations	69

36.	Acknowledgement of Assignment and Administration of Repurchase Agreement	69

37.	Acknowledgement Of Anti-Predatory Lending Policies	70

38.	Documents Mutually Drafted	70

39.	General Interpretive Principles	70

40.	Conflicts	71

41.	Bankruptcy Non-Petition	71

42.	Limited Recourse	71

43.	Amendment and Restatement	71

44.	Back-up Administrative Agent; Successor Administrative Agent	72

45.	Nominee	72

SCHEDULES

Schedule 1-A –	Representations and Warranties with Respect to Purchased Mortgage Loans

Schedule 1-B –	Representations and Warranties with Respect to REO Subsidiary Interests

Schedule 1-C –	Representations and Warranties with Respect to REO Property

Schedule 2 –	Authorized Representatives

Schedule 3 –	Administrative Agent’s Wiring Instructions

EXHIBITS

Exhibit A –	Form of Power of Attorney

Exhibit B –	Seller Parties’ Tax Identification Numbers

Exhibit C –	Existing Indebtedness

Exhibit D –	Escrow Instruction Letter

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Exhibit E –	Form of Servicer Notice

Exhibit F –	Form of Notice of Additional Buyer

Exhibit G –	Form of Appointment of Back-Up Administrative Agent Notice

Exhibit H –	Form of Successor Administrative Agent Notice

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This is a SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of May 9, 2018, by and among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, (“Administrative Agent”) on behalf of Buyers, including but not limited to Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” a “Buyer”) and Alpine Securitization LTD (“Alpine” and a “Buyer”), AMERIHOME MORTGAGE COMPANY, LLC (“Seller”) and AHMC HOLDING I LLC (“REO Subsidiary”),

Administrative Agent, Buyers, and Seller previously entered into an Amended and Restated Master Repurchase Agreement, dated as of February 3, 2017 (the “Existing Master Repurchase Agreement”);

The parties hereto have requested that the Existing Master Repurchase Agreement be amended and restated in its entirety on the terms and subject to the conditions set forth herein;

Any Buyer may, from time to time, assign its rights and obligations under this Agreement as permitted hereunder; provided that Administrative Agent shall continue to administer this Agreement as contemplated hereunder;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Applicability

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Administrative Agent (on behalf of Buyers) certain Purchased Assets (as hereinafter defined) on a servicing released basis against the transfer of funds by Administrative Agent, with a simultaneous agreement by Administrative Agent (on behalf of Buyers) to transfer to Seller such Purchased Assets on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller. After the initial Purchase Date, as part of separate Transactions, Seller may request and Administrative Agent on behalf of Buyers may fund, subject to the terms and conditions of this Agreement, an increase in the Purchase Price for Purchased Assets based upon the transfer of REO Properties to the REO Subsidiary. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. For the avoidance of doubt, and for administrative and tracking purposes, the purchase and sale of each Purchased Mortgage Loan shall be deemed a separate Transaction.

Seller owns 100% of the Capital Stock in the REO Subsidiary on the initial Purchase Date. On the initial Purchase Date, Administrative Agent on behalf of Buyers will purchase the REO Subsidiary Interests from the Seller in connection with the Transaction on such date.

As additional consideration, the REO Subsidiary will pledge its interests in the Contributed REO Properties.

2.                                      Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Acceptable State” means any state acceptable pursuant to Seller’s Underwriting Guidelines.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan or REO Property, those mortgage servicing practices or property management practices, as applicable, of prudent mortgage lending institutions which service mortgage loans and manage real estate properties, as applicable, of the same type as such Mortgage Loan or REO Property in the jurisdiction where the related Mortgaged Property is located in accordance with applicable law.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (c) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any Person acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Additional Buyer” has the meaning set forth in Section 36 hereof.

“Additional Repurchase Assets” has the meaning assigned thereto in Section 8.a(2) hereof.

“Administrative Agent” means CSFBMC or any successor thereto.

“Administrative Agent’s Wiring Instructions” means the wiring instructions of Administrative Agent set forth on Schedule 3 hereof or such other instructions provided by Administrative Agent to Seller in writing, which may be by electronic means.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, which shall also include, for the avoidance of doubt, with respect to Administrative Agent only, any CP Conduit; provided, however, that for purposes of this Agreement, Aris Mortgage Holding Company, LLC shall be deemed to be the only Affiliate of Seller.

“Agency” means Freddie Mac, Fannie Mae or GNMA, as applicable.

“Agency Approvals” has the meaning set forth in Section 14.w hereof.

“Agency Mortgage Loan” means any of a Conforming Mortgage Loan, FHA Loan, USDA Loan or VA Loan, but not a GNMA EBO.

“Agency Security” means a mortgage-backed security issued by an Agency.

“Aging Limit” has the meaning assigned to such term in the Pricing Side Letter.

“Agreement” means this Amended and Restated Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“Appraised Value” means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Asset Documents” means the documents in the related Asset File to be delivered to the related Custodian.

“Asset File” means, collectively, the Mortgage File and the REO Property File.

“Asset Schedule” means, with respect to any Transaction as of any date, an Asset Schedule in the form prescribed by the Custodial Agreement.

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

“Assignment of Proprietary Lease” means the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.

“Bailee Letter” has the meaning assigned to such term in the Custodial Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a day on which the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed or (iii) a public or bank holiday in the States of New York or California.

“Buyer” means each Buyer identified by Administrative Agent from time to time and their successors in interest and assigns pursuant to Section 22 and, with respect to Section 11, its participants.

“Capital Stock” means, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person.

“Cenlar Servicer Notice” means the Amended and Restated Servicer Notice, dated as of May 9, 2018, among Administrative Agent, as buyer, Seller and Cenlar FSB, as it may be amended, supplemented or otherwise modified from time to time.

“Cenlar Servicing Agreement” means the Subservicing Agreement, dated as of October 7, 2014, between Cenlar FSB and Seller, as it may be amended, supplemented or otherwise modified from time to time.

“Certificate” means any certificate evidencing a beneficial ownership interest of the REO Subsidiary.

“Change in Control” means:

(A)                               any transaction or event as a result of which Aris Mortgage Holding Company, LLC ceases to own, beneficially or of record, 100% of the membership interests of Seller;

(B)                               the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction);

(C)                               the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock or other equity interests outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders or other equityholders of Seller immediately prior to such merger, consolidation or other reorganization or

(D)                               other than in connection with the Transactions under this Agreement, Seller shall fail to own 100% of the REO Subsidiary Interests of the REO Subsidiary.

“Clearing Account” has the meaning specified in Section (c) hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Period” means a monthly period as mutually agreed to by Seller and Administrative Agent.

“Committed Mortgage Loan” means a Mortgage Loan which is the subject of a Take-out Commitment with a Take-out Investor.

“Confidential Information” has the meaning set forth in Section 32.b hereof.

“Conforming Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the criteria of an Agency for securitization or cash purchase of Mortgage Loans, including, without limitation, conventional Mortgage Loans.

“Contributed REO Properties” means the REO Properties converted from GNMA EBOs (together with the Repurchase Assets related to such REO Properties) transferred by Seller to REO Subsidiary or acquired by REO Subsidiary directly in connection with such conversion and subject to a Transaction under this Agreement, listed on the related Asset Schedule attached to the related Transaction Request, until the Administrative Agent on behalf of Buyers releases its interest in such Contributed REO Properties in accordance with the terms of this Agreement.

“Conversion Date” means the date an REO Property is contributed to the REO Subsidiary and becomes a Contributed REO Property.

“Co-op Corporation” means, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Co-op Loan” means a Mortgage Loan secured by the pledge of stock allocated to a Co-op Unit in a Co-op Corporation and collateral assignment of the related Proprietary Lease.

“Co-op Project” means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.

“Co-op Shares” means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a Stock Certificates.

“Co-op Unit” means, with respect to any Co-op Loan, a specific unit in a Co-op Project.

“CP Conduit” means a commercial paper conduit, including but not limited to Alpine Securitization LTD, administered, managed or supported by CSFBMC or an Affiliate of CSFBMC.

“CSFBMC” means Credit Suisse First Boston Mortgage Capital LLC, or any successors or assigns.

“Custodial Account” means the account described in the Custodial Account Control Agreement, into which all collections and proceeds on or in respect of the Purchased Mortgage Loans shall be deposited by Seller or Servicer.

“Custodial Account Control Agreement” means that certain Deposit Account Control Agreement, dated as of January 31, 2018, among Administrative Agent, Seller and Western Alliance Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodial Agreement” means that certain Second Amended and Restated Custodial Agreement, dated as of the date hereof, among Seller, Administrative Agent, Buyers and Custodian, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Custodial Asset Schedule” has the meaning assigned to such term in the Custodial Agreement.

“Custodian” means Deutsche Bank National Trust Company or any successor thereto under the Custodial Agreement.

“DE Compare Ratio” means the Two Year FHA Direct Endorsement Lender Compare Ratio, excluding streamline FHA refinancings, as made publicly available by HUD.

“Deed” means the deed issued in connection with receiving a deed in lieu of foreclosure evidencing title to the related REO Property.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Early Buyout” means the purchase of a modified or defaulted Mortgage Loan by Seller from a GNMA Security.

“Effective Date” means the date upon which the conditions precedent set forth in Section 10 shall have been satisfied.

“Electronic Tracking Agreement” means an Amended and Restated Electronic Tracking Agreement among Administrative Agent, Seller, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended from time to time.

“Environmental Issue” means any material environmental issue with respect to any Mortgaged Property or Contributed REO Property, as determined by the Administrative Agent in its good faith discretion, including without limitation, the violation of any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous substances, materials or other pollutants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign analogues, counterparts or equivalents, in each case as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and administrative rulings issued thereunder.

“ERISA Affiliate” means any corporation or trade or business that, together with Seller is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“Escrow Instruction Letter” means the Escrow Instruction Letter from Seller to the Settlement Agent, in the form of Exhibit D hereto, as the same may be modified, supplemented and in effect from time to time.

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default” has the meaning specified in Section 15 hereof.

“Event of Termination” means with respect to any Seller Party (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, or (b) the withdrawal of such Seller Party or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by such Seller Party or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by such Seller Party or any ERISA Affiliate thereof to terminate any Plan, or (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by such Seller Party or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for such Seller Party or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to such Buyer or such other recipient: (a) Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on a Buyer or other recipient of any payment hereunder as a result of (i) being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Taxing authority thereof (other than connections arising from such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Agreement, or sold or assigned an interest in any Purchased Mortgage Loan); (b) any Tax imposed on a Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 11.e; (c) any withholding Tax that is imposed on amounts payable to or for the account of such Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such Person becomes a party to or under this Agreement, or such Person changes its lending office, except in each case to the extent that amounts with respect to Taxes were payable either to such Person’s assignor immediately before such Person became a party hereto or to such Person immediately before it changed its lending office; and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” has the meaning specified in Section 13.a.23 hereof.

“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Connection System” means the FHA Connection system, together with any successor FHA electronic access portal.

“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller’s regulators.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“GNMA” means the Government National Mortgage Association and any successor thereto.

“GNMA EBO” means a FHA Loan, USDA Loan or VA Loan which is subject to an Early Buyout and is a Purchased Mortgage Loan.

“GNMA Guide” means the GNMA Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by GNMA.

“GNMA Haircut Amount” means, with respect to a Simultaneously Funded GNMA EBO, an amount equal to (i) the amount due to GNMA to repurchase such Mortgage Loan from GNMA less (ii) the Purchase Price for such Mortgage Loan.

“GNMA Security” means a mortgage-backed security guaranteed by GNMA pursuant to the GNMA Guide.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller or Administrative Agent or any Buyer, as applicable.

“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“High Cost Mortgage Loan” means a Mortgage Loan that is classified as (a) “high cost,” “threshold,” “covered,” “abusive” or “predatory” loan under HOEPA, Regulation Z, Regulation X or any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), or (b) a High Cost Mortgage Loan or Covered Mortgage Loan, as applicable (as such terms are defined in the then current S&P LEVELS® Glossary).

“HUD” means the United States Department of Housing and Urban Development or any successor thereto.

“Income” means, with respect to any Purchased Mortgage Loan or Contributed REO Property at any time until repurchased by Seller, any principal received thereon or in respect thereof and all interest, dividends or other distributions thereon.

“Indebtedness” has the meaning assigned to such term in the Pricing Side Letter.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller hereunder or under any Program Agreement.

“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Asset Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Take-out Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and (i) any registered broker-dealer, (ii) any Affiliate of Administrative Agent, or (iii) such other party acceptable to Administrative Agent in its good faith discretion.

“Joint Securities Agreement” means that certain Joint Securities Account Control Agreement, dated as of June 2, 2014, among Buyer, Seller, the Securities Intermediary and the other parties thereto, as the same may be amended from time to time.

“LIBOR” has the meaning assigned to such term in the Pricing Side Letter.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Loan to Value Ratio” or “LTV” means, with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value or purchase price of the Mortgaged Property at origination as determined pursuant to the Underwriting Guidelines.

“LoanCare Servicer Notice” means the Servicer Notice, dated as of December 24, 2014, among Administrative Agent, Seller and LoanCare, LLC, as it may be amended, supplemented or otherwise modified from time to time.

“LoanCare Servicing Agreement” means the Subservicing Agreement, dated as of December 1, 2013, between LoanCare, LLC and Seller, as it may be amended, supplemented or otherwise modified from time to time.

“Margin Call” has the meaning specified in Section 6.a hereof.

“Margin Deadline” has the meaning specified in Section 6.b hereof.

“Margin Deficit” has the meaning specified in Section 6.a hereof.

“Market Value” has the meaning assigned to such term in the Pricing Side Letter.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Seller taken as a whole or REO Subsidiary; (b) a material impairment of the ability of any Seller Party to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against any Seller Party, in each case which change would materially and adversely affect the ability of such Seller Party to perform its obligations to Administrative Agent (on behalf of Buyers) under any Program Agreement, as determined by Administrative Agent in its good faith discretion.

“Maximum Aggregate Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System” means the system of recording transfers of mortgages electronically maintained by MERS.

“Monthly Payment” means the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” means each mortgage, deed of trust, or deed to secure debt and in each case the related assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the Co-op Shares and in the Proprietary Lease relating to such Co-op Shares.

“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in an exhibit to the Custodial Agreement.

“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgage Loan” means any first lien closed Agency Mortgage Loan, Non-Agency Non-QM Mortgage Loan, Non-Agency QM Mortgage Loan or a GNMA EBO which is a fixed or floating-rate, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a first lien mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13.b hereof; provided that, Mortgage Loans shall not include any High Cost Mortgage Loans.

“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” means the real property or other Co-op Loan collateral securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“Nominee” means AmeriHome Mortgage Company, LLC, or any successor Nominee appointed by Administrative Agent following an Event of Default.

“Non-Agency QM Mortgage Loan” means a Mortgage Loan that (a) does not meet the criteria for an Agency Mortgage Loan and (b) meets all applicable criteria as set forth in the Underwriting Guidelines and is otherwise acceptable to Administrative Agent in its sole discretion.

“Non-Agency Non-QM Mortgage Loan” means a Non-Agency QM Mortgage Loan that (a) does not meet the criteria for a Qualified Mortgage Loan and (b) meets all applicable criteria as set forth in the Underwriting Guidelines and is otherwise acceptable to Administrative Agent in its sole discretion.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Administrative Agent or Buyers arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent, Buyers or Administrative Agent (on behalf of Buyers) in order to preserve any Purchased Asset or Contributed REO Property or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable third party expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset or Contributed REO Property, or of any exercise by Administrative Agent or Buyers of their rights under the Program Agreements, including, without limitation, reasonable outside attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Administrative Agent or Buyers pursuant to the Program Agreements.

“OFAC” has the meaning set forth in Section 13.a.27 hereof.

“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by any Seller Party or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post Default Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Power of Attorney” means a Power of Attorney substantially in the form of Exhibit A delivered by a Seller Party.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (a) the Pricing Rate for such Transaction and (b) the Purchase Price for such Transaction, calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.

“Price Differential Payment Date” means the date that is two (2) Business Days following the date Seller receives the Price Differential Report from Administrative Agent, and in no event earlier than the fifth (5th) Business Day of each month.

“Price Differential Report” means the written or electronic report delivered by Administrative Agent to Seller which indicates the Price Differential due on such Price Differential Payment Date.

“Pricing Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Pricing Side Letter” means, the amended and restated letter agreement dated as of the date hereof, among Administrative Agent, Buyers and Seller Parties, as the same may be amended from time to time.

“Primary Repurchase Assets” has the meaning assigned thereto in Section 8.a(1) hereof.

“Program Agreements” means, collectively, this Agreement, the Custodial Agreement, the Pricing Side Letter, the Electronic Tracking Agreement, the Joint Securities Agreement, the Custodial Account Control Agreement, the Powers of Attorney, the Servicing Agreement, if any, the REO Subsidiary Agreement and each Servicer Notice, if entered into.

“Prohibited Person” has the meaning set forth in Section 13.a.27 hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proprietary Lease” means the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.

“Purchase Date” means the date on which Purchased Assets are to be transferred by Seller to Administrative Agent (on behalf of Buyers).

“Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.

“Purchased Assets” means the collective reference to Purchased Mortgage Loans and the REO Subsidiary Interests, together with the beneficial interest in the Contributed REO Properties represented by the REO Subsidiary Interests, together with the other Repurchase Assets related to such Purchased Mortgage Loans, Contributed REO Properties and REO Subsidiary Interests transferred or pledged by Seller to Administrative Agent for the benefit of Buyers in a Transaction hereunder.

“Purchased Mortgage Loans” means the collective reference to Mortgage Loans together with the Repurchase Assets related to such Mortgage Loans transferred by Seller to Administrative Agent (on behalf of Buyers) in a Transaction hereunder, listed on the related Asset Schedule attached to the related Transaction Request, which such Mortgage Loans the Custodian has been instructed to hold for the benefit of Administrative Agent pursuant to the Custodial Agreement.

“Qualified Mortgage Loan” means a Mortgage Loan which is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e).

“Qualified Originator” means an originator of Mortgage Loans which is acceptable under the Underwriting Guidelines.

“Recognition Agreement” means, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Servicer or any other Person with respect to a Purchased Asset. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the Deeds, the credit files related to the Purchased Asset or REO Property and any other instruments necessary to document or service a Mortgage Loan or REO Property.

“Register” has the meaning assigned to such term in Section 22 hereof.

“Remittance Date” means such date as mutually agreed to by Seller and Administrative Agent.

“Remittance Report Date” means the tenth (10th) Business Day following the end of each calendar month.

“REO Property” means real estate acquired by REO Subsidiary through foreclosure of a GNMA EBO or by deed in lieu of foreclosure with respect to such GNMA EBO.

“REO Property File” means, with respect to an REO Property, the documents and instruments relating to such REO Property and set forth in an exhibit to the Custodial Agreement.

“REO Subsidiary” means AHMC HOLDING I LLC, a Delaware limited liability company.

“REO Subsidiary Agreement” means the limited liability company agreement of the REO Subsidiary, dated as of May 9, 2018, as may be amended, supplemented or otherwise modified from time to time.

“REO Subsidiary Interests” means any and all of the Capital Stock of the REO Subsidiary.

“Repledge Transaction” has the meaning set forth in Section 18 hereof.

“Repledgee” means each Repledgee identified by Administrative Agent from time to time.

“Reporting Date” means, with respect to Section 17.d hereof, the 7th Business Day of each month.

“Repurchase Assets” has the meaning assigned thereto in Section 8.a hereof.

“Repurchase Date” means the earlier of (a) the Termination Date, (b) the date requested pursuant to Section 4.a, or (c) the date determined by application of Section 16 hereof.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from Administrative Agent (on behalf of Buyers) to Seller upon termination of a Transaction, or at which the REO Subsidiary Interests are to be reduced in price with respect to Contributed REO Properties released therefrom, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination.

“Request for Certification” means a notice sent to the Custodian reflecting the sale of one or more Purchased Mortgage Loans or REO Properties becoming subject to a Transaction to Administrative Agent (on behalf of Buyers) hereunder.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer, the chief financial officer, treasurer or controller of such Person.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Securities Intermediary” means Deutsche Bank National Trust Company, or any successor thereto under the Joint Securities Agreement.

“Seller” means AmeriHome Mortgage Company, LLC or its permitted successors and assigns.

“Seller Parties” means, collectively, Seller and/or REO Subsidiary, as applicable.

“Servicer” means LoanCare, LLC, Cenlar FSB or any other servicer appointed by Seller and approved by Administrative Agent in its good faith discretion, which may be Seller.

“Servicer Notice” means (i) the Cenlar Servicer Notice, (ii) the LoanCare Servicer Notice or (iii) such other form as agreed by Administrative Agent and the applicable Servicer in their sole good faith discretion, in each case, as the same may be amended, restated or otherwise supplemented from time to time.

“Servicing Agreement” means (i) the Cenlar Servicing Agreement, (ii) the LoanCare Servicing Agreement or (iii) any other servicing agreement entered into between Seller and a third party Servicer, in each case, as the same may be amended from time to time.

“Servicing Rights” means rights of any Person to administer, service or subservice, the Purchased Mortgage Loans, REO Properties or to possess related Records.

“Settlement Agent” means, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, the entity approved by Administrative Agent, in its sole good-faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated. A Settlement Agent is deemed approved unless Administrative Agent notifies Seller otherwise at any time electronically or in writing.

“Simultaneously Funded GNMA EBO” means a GNMA EBO which Seller intends to be repurchased from GNMA substantially concurrently with the funding of the related Transaction hereunder.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“Stock Certificate” means, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.

“Stock Power” means, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Take-out Commitment” means a commitment of Seller to either (a) sell one or more identified Purchased Mortgage Loans to a Take-out Investor or (b) (i) swap one or more identified Purchased Mortgage Loans with a Take-out Investor that is an Agency for an Agency Security, and (ii) sell the related Agency Security to a Take-out Investor, and in each case, the corresponding Take-out Investor’s commitment back to Seller to effectuate any of the foregoing, which commitment may be in the form of a “to be allocated” (TBA) commitment for which the related Purchased Mortgage Loans are allocated. With respect to any Take-out Commitment with an Agency, the applicable agency documents list Administrative Agent as sole subscriber.

“Take-out Investor” means (a) an Agency or (b)(i) with respect to Mortgage Loans, an institution which has made a Take-out Commitment and has been approved by Administrative Agent (on behalf of Buyers), or (ii) with respect to Agency Securities, a member of the Securities Industry and Financial Markets Association.

“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.

“TILA RESPA Integrated Disclosure Rule” means the Truth in Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

“Transaction” has the meaning set forth in Section 1 hereof.

“Transaction Request” means a request via email or other electronic medium from Seller to Administrative Agent notifying Administrative Agent that Seller wishes to enter into a Transaction hereunder that indicates that it is a Transaction Request under this Agreement. For the avoidance of doubt, a Transaction Request may refer to multiple Mortgage Loans or REO Properties; provided that each Mortgage Loan shall be deemed to be subject to its own Transaction.

“Trust Receipt” means, with respect to any Transaction as of any date, a receipt in the form attached as an exhibit to the Custodial Agreement.

“Underwriting Guidelines” means the guidelines of Seller for underwriting and acquiring Mortgage Loans which have been approved by Administrative Agent.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“USDA” means the U.S. Department of Agriculture, an agency of the United States of America, or any successor thereto.

“USDA LINC” means the USDA Lender Interactive Network Connection, together with any successor USDA electronic access portal.

“USDA Loan” means a Mortgage Loan which is subject of a USDA Loan Guaranty Agreement.

“USDA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant under the USDA Rural Development Guaranteed Housing Loan Program.

“USDA Regulations” means the regulations promulgated by the Department of Agriculture under the Helping Families Save Their Homes Act of 2009, as amended from time to time and codified in 7 Code of Federal Regulations, and other Department of Agriculture issuances relating to USDA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 11.e(ii)(B) hereof.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan” means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“VA Regulations” means the regulations promulgated by the U.S. Department of Veterans Affairs and codified in 38 Code of Federal Regulations, and other U.S. Department of Veterans Affairs issuances relating to VA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Wet-Ink Delivery Date” has the meaning assigned to such term in the Pricing Side Letter.

“Wet-Ink Documents” means, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Request and (b) the Asset Schedule.

“Wet-Ink Mortgage Loan” means a Mortgage Loan (other than a GNMA EBO) for which Seller is selling to Administrative Agent (on behalf of Buyers) and the Asset File is not in the possession of the Custodian.

3.                                      Program; Initiation of Transactions

a.                                      On the initial Purchase Date following the date of this Agreement, Administrative Agent for the benefit of Buyers will purchase the REO Subsidiary Interests. From time to time, in the sole discretion of Administrative Agent, Administrative Agent (on behalf of Buyers) may purchase from Seller certain Mortgage Loans that have been originated by Seller. This Agreement is not a commitment by Administrative Agent

(on behalf of Buyers) to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Administrative Agent (on behalf of Buyers) to enter into Transactions with Seller. Seller hereby acknowledges that Administrative Agent (on behalf of Buyers) is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. All Purchased Mortgage Loans shall comply with the Underwriting Guidelines, and shall be serviced by Seller or Servicer, as applicable. The aggregate Purchase Price of Purchased Assets subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.

b.                                      Seller shall request that Administrative Agent (on behalf of Buyers) enter into a Transaction by delivering (i) to Administrative Agent, a Transaction Request by 4:30 p.m. (New York City time) on the proposed Purchase Date and (ii) to Administrative Agent and Custodian an Asset Schedule, in accordance with the Custodial Agreement. In the event the Asset Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Administrative Agent shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat or properly align the computer fields itself and resubmit the Asset Schedule as required herein.

c.                                       Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller’s interest in the Repurchase Assets shall pass to Administrative Agent (on behalf of Buyers) on the Purchase Date, against the transfer of the Purchase Price to Seller. Upon transfer of the Purchased Assets to Administrative Agent (on behalf of Buyers) as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 16 of this Agreement, ownership of each Purchased Asset, including each document in the related Asset File and Records, is vested in Buyers, and record title in the name of Seller to each Mortgage shall be retained by Seller in trust, on behalf of Buyers, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans. For the avoidance of doubt, the parties acknowledge and agree that the Purchased Assets shall be held by Administrative Agent for the benefit of Buyers.

d.                                      With respect to each Wet-Ink Mortgage Loan, by no later than the Wet-Ink Delivery Date, Seller shall cause the related Settlement Agent to deliver to the Custodian the documents in the Asset File, as more particularly set forth in the Custodial Agreement.

e.                                       With respect to a Simultaneously Funded GNMA EBO for which Seller has submitted a Transaction Request, provided that the GNMA Haircut Amount has been remitted to the Administrative Agent, Administrative Agent shall remit the purchase price due to GNMA for such Simultaneously Funded GNMA EBO to Servicer. Seller shall cause Servicer to repurchase such Simultaneously Funded GNMA EBO from GNMA no later than the Business Day following the date of remittance of proceeds by Buyer to Servicer. In the event that Servicer fails to repurchase such Simultaneously Funded GNMA EBO, Seller shall cause Servicer to remit the Purchase Price for such Simultaneously Funded

GNMA EBO to the account designated in the Administrative Agent’s Wiring Instructions within three (3) Business Days following the related Purchase Date. Notwithstanding the foregoing, when a Simultaneously Funded GNMA EBO is repurchased, the Purchase Date hereunder shall be deemed the date of remittance of proceeds by Administrative Agent to Servicer.

4.                                      Repurchase; Conversion to REO Property

a.                                      Seller shall repurchase the related Purchased Assets and pay for the release of Contributed REO Properties from the REO Subsidiary, as applicable, from Administrative Agent for the benefit of Buyers on each related Repurchase Date. In addition, Seller may repurchase Purchased Mortgage Loans or pay for the release of Contributed REO Property without penalty or premium on any date. If Seller intends to make such a repurchase or payment on a Repurchase Date, Seller shall notify Administrative Agent, designating the Purchased Mortgage Loans or Contributed REO Property to be repurchased or released, as applicable. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan. Seller is obligated to repurchase and take physical possession of the Purchased Mortgage Loans and Contributed REO Property and related Asset Files from Administrative Agent or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date.

b.                                      Provided that no Default shall have occurred and is continuing, and Administrative Agent has received the related Repurchase Price (excluding accrued and unpaid Price Differential, which, for the avoidance of doubt, shall be paid on the next succeeding Price Differential Payment Date) upon repurchase of the Purchased Assets or release of Contributed REO Property from the REO Subsidiary, as applicable, Administrative Agent (on behalf of Buyers) shall release the related Buyer’s ownership interest hereunder in such Purchased Assets or Contributed REO Property, as applicable (including, the Repurchase Assets related thereto) at the request of Seller. The Purchased Assets or Contributed REO Properties, as applicable (including the Repurchase Assets related thereto) shall be delivered to Seller free and clear of any lien, encumbrance or claim. With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller agrees to immediately remit (or cause to be remitted) to Administrative Agent (on behalf of Buyers) the Repurchase Price with respect to such Purchased Mortgage Loan. Administrative Agent (on behalf of Buyers) shall release the related Buyer’s ownership interest in any Purchased Mortgage Loan which has been prepaid in full after receipt of evidence of compliance with the immediately preceding sentence.

c.                                       Promptly upon a GNMA EBO becoming an REO Property as contemplated by Section 8.b., Seller shall (i) be deemed to make the representations and warranties listed on Schedule 1-C hereto with respect to such REO Property, and (ii) the Purchase Price on account of the Purchased Mortgage Loan shall be decreased and the Purchase Price on account of the REO Subsidiary Interests shall be increased by the Purchase Price allocable to the Purchased Mortgage Loan. Such REO Property (x) shall be deemed a Contributed

REO Property owned by the REO Subsidiary hereunder and its Asset Value as determined by Administrative Agent shall be included in the Asset Value of the REO Subsidiary Interests and (y) to the extent that such conversion results in a Margin Deficit, Seller shall pay such amount in accordance with Section 6.b.

5.                                      Price Differential

a.                                      On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Price Differential Payment Date. Administrative Agent shall deliver to Seller the Price Differential Report on or about the fifth (5th) day of each calendar month. On the Price Differential Payment Date, Seller shall pay to Administrative Agent (on behalf of Buyers) the Price Differential for such Price Differential Payment Date (along with any other amounts to be paid pursuant to Sections 7 hereof), by wire transfer in immediately available funds.

b.                                      If Seller fails to pay all or part of the Price Differential by 5:45 p.m. (New York City time) within two (2) Business Days after receipt of notice that such Price Differential has not been received, with respect to any Purchased Asset, Seller shall be obligated to pay to Administrative Agent (on behalf of Buyers) (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post Default Rate until the Price Differential is received in full by Administrative Agent (on behalf of Buyers).

6.                                      Margin Maintenance

a.                                      If at any time the outstanding Purchase Price allocated to any Purchased Asset or Contributed REO Property subject to a Transaction is greater than the Asset Value of such Purchased Asset or Contributed REO Property subject to a Transaction (a “Margin Deficit”), then Administrative Agent may by notice to Seller require Seller to transfer to Administrative Agent (on behalf of Buyers) cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).

b.                                      Notice delivered pursuant to Section 6.a above may be given by any written or electronic means. Any notice given before 1:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:45 p.m. (New York City time) on such Business Day; notice given after 1:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:45 p.m. (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”), The failure of Administrative Agent (on behalf of Buyers), on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Administrative Agent (on behalf of Buyers)to do so at a later date. Seller and Administrative Agent each agree that a failure or delay by Administrative Agent (on behalf of Buyers) to exercise its rights hereunder shall not limit or waive

Administrative Agent’s (on behalf of Buyers) rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

c.                                       In the event that a Margin Deficit exists with respect to any Purchased Asset or Contributed REO Property, Administrative Agent (on behalf of Buyers) may retain any funds received by it to which Seller would otherwise be entitled hereunder, which funds (i) shall be held by Administrative Agent (on behalf of Buyers) against the related Margin Deficit, and (ii) may be applied by Administrative Agent (on behalf of Buyers) against the Repurchase Price of any Purchased Asset or Contributed REO Property for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, Administrative Agent (on behalf of Buyers) retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.

7.                                      Income Payments

a.                                      If Income (including claims addressed pursuant to Section 7(c) with respect to a GNMA EBO) is paid in respect of any Purchased Assets or Contributed REO Property during the term of a Transaction, such Income shall be the property of Administrative Agent (on behalf of Buyers). Upon an Event of Default, Seller shall and shall cause Servicer to deposit all Income related to all Purchased Assets and Contributed REO Property to the Custodial Account within [***] of receipt thereof. All Income shall be remitted to the Custodial Account as set forth in this Section 7(b) below and the Custodial Account shall be subject to the terms of Custodial Account Control Agreement. Notwithstanding anything herein or in the Custodial Account Control Agreement to the contrary, unless an Event of Default has occurred and is continuing, Administrative Agent shall not exercise its rights under the Custodial Account Control Agreement with respect to disposition of amounts on deposit in the Custodial Account.

b.                                      Prior to an Event of Default, Seller shall, and shall cause Servicer to remit all Income related to each GNMA EBO or Contributed REO Properties (other than claims proceeds addressed pursuant to Section 7(c) with respect to a GNMA EBO or Contributed REO Property) to the Custodial Account within [***] of receipt thereof.

c.                                       With respect to each GNMA EBO, Seller shall be listed as the mortgagee of record. Seller shall remit or shall cause the Servicer to deposit, as applicable, all principal and interest claims proceeds received from HUD, VA or USDA on account of each GNMA EBO and Contributed REO Property to the Servicer for deposit into the Servicer’s clearing account (the “Clearing Account”) within [***] of receipt thereof. Seller shall cause Servicer to remit all such funds to the Custodial Account within [***] following receipt thereof. To the extent HUD, VA or USDA deducts any amounts owing to it by (x) Seller or (y) Servicer which are not attributable to such GNMA EBO or Contributed REO Property, in each case, Seller shall (A) give prompt written notice thereof to Administrative Agent and (B) within [***] following settlement date of the GNMA EBO or Contributed REO Property claim, deposit such deducted amounts into the Custodial Account.

d.                                      With respect to each GNMA EBO and Contributed REO Property, no later than [***] prior to the Remittance Report Date, Seller shall cause the Servicer to remit an amount equal to all funds on deposit in the Custodial Account as of the end of the related Collection Period to Seller. On the Remittance Report Date, Seller shall provide to Administrative Agent a written report detailing the application of funds in the Custodial Account during the calendar month immediately preceding the Remittance Report Date. On the Remittance Date, Seller shall remit to Administrative Agent an amount sufficient to pay Administrative Agent amounts due pursuant to clauses (i) and (ii) below at the account set forth in Section 9 or as otherwise instructed by Administrative Agent in writing. Provided no Event of Default has occurred and is continuing, funds remitted to the Administrative Agent during any Collection Period shall be applied by Administrative Agent on each Remittance Report Date prior to the occurrence of an Event of Default as follows:

(i)                                     first, to Administrative Agent for the benefit of Buyers on account of due but unpaid fees, expenses, indemnity amounts and any other amounts then due and owing to Administrative Agent or Buyers from Seller under this Agreement;

(ii)                                  second, to Administrative Agent for the benefit of Buyers an amount sufficient to eliminate any outstanding Margin Deficit; and

(iii)                               third, all remaining amounts (if any), to Seller.

e.                                       Upon termination of any Transaction, and to the extent (i) an Event of Default has occurred and is continuing, and (ii) there is any excess Income after repayment of all amounts to be transferred to Administrative Agent (on behalf of Buyers) by Seller, Administrative Agent, in its sole option, may apply the excess income to reduce the Repurchase Price due upon termination of any other outstanding Transactions.

f.                                        Notwithstanding any provision to the contrary in this Section 7, immediately upon (i) receipt by Seller of any prepayment of principal in full, with respect to a Purchased Mortgage Loan, Seller shall remit such amount to Administrative Agent to the account in Section 9 hereof and Administrative Agent shall immediately apply any such amount received by Administrative Agent to reduce the amount of the Repurchase Price due upon termination of the related Transaction and (ii) the occurrence and continuance of an Event of Default, Administrative Agent shall apply all Income in the Custodial Account to reduce the Obligations hereunder to zero.

8.                                      Security Interest

a.                                      Conveyance; Security Interest; REO Property

1.                                      On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the Purchased Assets identified on the related Asset Schedule,

including related Servicing Rights and Asset Documents, the REO Subsidiary Interests, and the Repurchase Assets to Administrative Agent (on behalf of Buyers). Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Administrative Agent (on behalf of Buyers) as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Administrative Agent (on behalf of Buyers) a fully perfected first priority security interest in the Purchased Assets, including the related Servicing Rights and Asset Documents, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Assets, the Records, and all related Servicing Rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Assets), any related Take-out Commitments, any Property relating to the Purchased Assets, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property or Contributed REO Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any, including for the avoidance of doubt all debenture interest payable by HUD on account of any GNMA EBO and Contributed REO Property), Income, Interest Rate Protection Agreements, the Custodial Account and all amounts deposited therein, accounts (including any interest of Seller in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Primary Repurchase Assets”).

2.                                      In order to further secure the Obligations hereunder, REO Subsidiary hereby grants, assigns and pledges to Administrative Agent for the benefit of Buyers a fully perfected first priority security interest in the Contributed REO Properties, including related Servicing Rights and Asset Documents, all debenture interest payable by HUD on account of any GNMA EBO, the Records related to the Contributed REO Properties, the Program Agreements (to the extent such Program Agreements and REO Subsidiary’s rights thereunder relate to the Contributed REO Properties), any Property relating to the Contributed REO Properties, all insurance policies and insurance proceeds relating to any Contributed REO Properties, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any) to the extent of the Contributed REO Properties protected thereby, Income, Interest Rate Protection Agreements, deposit accounts or securities accounts related to the Contributed REO Properties (including any interest of REO Subsidiary in escrow accounts) and any other contract rights, instruments, deposit accounts or securities accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets to the extent relating to the Contributed REO Properties (including, without limitation, any other deposit accounts or securities accounts) or any interest in the Contributed REO Properties, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Additional Repurchase Assets” and together with the Primary Repurchase Assets, collectively, the “Repurchase Assets”).

b.                                      Acquisition of REO Property, If the REO Subsidiary acquires any Contributed REO Property by extinguishing any Mortgage Note in connection with the foreclosure of the related Purchased Mortgage Loan, transferring the real property underlying the Mortgage Note in lieu of foreclosure or otherwise transferring of such real property, the REO Subsidiary shall cause such real property to be taken by Deed, or by means of such instruments as is provided by the Governmental Authority governing the transfer, or right to request transfer and issuance of the Deed, or such instrument as is provided by the related Governmental Authority, or to be acquired through foreclosure sale in the jurisdiction in which the REO Property is located, in the name of the Nominee for the benefit of REO Subsidiary and in accordance with the terms of the REO Subsidiary Agreement.

c.                                       REO Subsidiary Interests as Securities, The parties acknowledge and agree that the REO Subsidiary Interests shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code; Seller Parties covenant and agree that (i) the REO Subsidiary Interests are not and will not be dealt in or traded on securities exchanges or securities markets, and (ii) the REO Subsidiary Interests are not and will not be investment company securities within the meaning of Section 8-103 of the Uniform Commercial Code. Seller shall, at its sole cost and expense, take all steps as may be necessary in connection with the re-registration, indorsement, transfer, delivery and pledge of all REO Subsidiary Interests to Administrative Agent.

d.                                      Additional Interests. If Seller shall, as a result of ownership of the REO Subsidiary Interests, become entitled to receive or shall receive any certificate evidencing any REO Subsidiary Interests or other equity interest, any option rights, or any equity interest in the REO Subsidiary Interests, whether in addition to, in substitution for, as a conversion of, or in exchange for the REO Subsidiary Interests, or otherwise in respect thereof, Seller shall accept the same as the Administrative Agent’s agent, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Seller to the Administrative Agent, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, or if requested, deliver the Certificate re-registered in the name of Administrative Agent, to be held by the Administrative Agent subject to the terms hereof as additional security for the Obligations. Any sums paid upon or in respect of the REO Subsidiary Interests upon the liquidation or dissolution of the REO Subsidiary, or otherwise shall be paid over to the Administrative Agent as additional security for the Obligations. If following the occurrence and during the continuation of an Event of Default, any sums of money or property so paid or distributed in respect of the REO Subsidiary Interests shall be received by Seller, Seller shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent segregated from other funds of Seller as additional security for the Obligations.

e.                                       Voting Rights. Subject to this Section, Administrative Agent as the holder, may exercise all voting and member rights with respect to the REO Subsidiary Interests. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, (a) Administrative Agent shall notify and consult with Seller prior to the exercise of any rights under this Section, and (b) Seller will have the right to direct Administrative Agent, with respect to any action or inaction related to the REO Subsidiary Interests (in the event any action is requested or required to be taken), and the Administrative Agent shall comply with such direction unless the Administrative Agent determines in its good faith discretion that such compliance with such direction will result in a Material Adverse Effect or conflict with any Program Agreement; provided, however, Administrative Agent may, or, in its sole discretion, may direct REO Subsidiary to transfer the servicing of Contributed REO Properties or terminate a Servicing Agreement in connection with an Event of Default that is continuing. In no event shall Administrative Agent be required to vote or exercise any equityholder right or take any other action which would impair the REO Subsidiary Interests or which would be inconsistent with or result in a violation of any provision of this Agreement. Without limiting the generality of the foregoing, Administrative Agent shall have no obligation (other than as expressly set forth in this Agreement) to (i) vote to enable, or take any other action to permit, the REO Subsidiary to issue any interests of any nature or to issue any other interests convertible into or granting the right to purchase or exchange for any interests of such entity, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the REO Subsidiary Interests, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, the Seller’s interest in the REO Subsidiary Interests except for the Lien provided for by this Agreement, or (iv) enter into any agreement or undertaking restricting the right or ability of Seller to sell, assign or transfer the REO Subsidiary Interests.

f.                                        Servicing Rights. Seller acknowledges that it has no rights to service the Purchased Mortgage Loans and Contributed REO Properties but only has rights as a party to the current Servicing Agreement. Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Administrative Agent (on behalf of Buyers) a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

g.                                       Financing Statements. Seller Parties agree to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Administrative Agent’s (on behalf of Buyers) security interest created hereby. Furthermore, the Seller Parties hereby authorize Administrative Agent (on behalf of Buyers) to file financing statements relating to the Repurchase Assets, as Administrative Agent, at its option, may deem appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

h.                                      Powers of Attorney. In addition to the foregoing, each Seller Party agrees to execute a Power of Attorney, in the form of Exhibit A hereto, to be delivered on the date hereof which may be used only in accordance with Section 28 hereof.

i.                                          Intent. The foregoing provisions in Section 8(a) and (f) are each intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 1001(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code and are further intended to be a guaranty of the Obligations to the Administrative Agent and Buyers by REO Subsidiary to the extent of its Repurchase Assets.

9.                                      Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent (on behalf of Buyers) pursuant to Administrative Agent’s Wiring Instructions or such other account as Administrative Agent shall specify to Seller in writing. Seller acknowledges that it has no rights of withdrawal from the foregoing account. All Purchased Assets transferred by one party hereto to the other party shall be in the case of a purchase by Administrative Agent (on behalf of Buyers) in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Administrative Agent may reasonably request. All Purchased Assets shall be evidenced by a Trust Receipt or Certificate. Any Repurchase Price received by Administrative Agent after 5:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

10.                               Conditions Precedent

a.                                      Continuing Transaction. As conditions precedent to the continuing Transactions, Administrative Agent shall have received on or before the date hereof the following, in form and substance satisfactory to Administrative Agent and duly executed by Seller and each other party thereto:

1.                                      Program Agreements. The Program Agreements duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

2.                                      Security Interest. Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s and Buyers’ interest in the Purchased Assets and other Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1 and Form UCC-3, as applicable.

3.                                      Organizational Documents. A certificate of the secretary of each Seller Party in form and substance acceptable to Administrative Agent in its sole good faith discretion, attaching certified copies of each Seller Party’s organizational documents and resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

4.                                      Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.

5.                                      Incumbency Certificate. An incumbency certificate of the company secretary of each Seller Party, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

6.                                      Opinions of Counsel. An opinion of Seller Parties’ counsel, in form and substance acceptable to Administrative Agent in its sole good faith discretion, including an opinion that it is not necessary to register REO Subsidiary under the Investment Company Act, for specified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) thereof.

7.                                      Underwriting Guidelines. A true and correct copy of the Underwriting Guidelines.

8.                                      Insurance. Evidence that Seller has added Administrative Agent as an additional loss payee under Seller’s Fidelity Insurance.

9.                                      Delivery of Certificate. Seller shall have delivered to Administrative Agent for the benefit of Buyers the original Certificate re-registered in Administrative Agent’s name.

b.                                      All Transactions. The obligation of Administrative Agent (on behalf of Buyers) to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

1.                                      Due Diligence Review. Without limiting the generality of Section 34 hereof, Administrative Agent and Buyers shall have completed, to their satisfaction,

their due diligence review of the related Purchased Assets, Contributed REO Properties, Seller, REO Subsidiary and the Servicer.

2.                                      Required Documents.

(a)                                 With respect to each Purchased Mortgage Loan which is not a Wet-Ink Mortgage Loan, the Asset File has been delivered to the Custodian in accordance with the Custodial Agreement.

(b)                                 With respect to each Wet-Ink Mortgage Loan, the Wet-Ink Documents have been delivered to Administrative Agent or Custodian, as the case may be, in accordance with the Custodial Agreement.

3.                                      Transaction Documents. Administrative Agent or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Administrative Agent and (if applicable) duly executed:

(a)                                 A Transaction Request and Asset Schedule delivered by Seller pursuant to Section 3.b or 3.c hereof.

(b)                                 The Request for Certification and the related Asset Schedule delivered by Seller, and (i) with respect to Mortgage Loans other than Simultaneously Funded GNMA EBOs, the Trust Receipt and Custodial Asset Schedule or (ii) with respect each Mortgage Loans that are Simultaneously Funded GNMA EBO, a preliminary Custodial Asset Schedule, in each case, delivered by Custodian.

(c)                                  Such certificates, opinions of counsel or other documents as Administrative Agent may reasonably request.

4.                                      No Default. No Default or Event of Default shall have occurred and be continuing.

5.                                      Requirements of Law. Neither Administrative Agent nor Buyers shall have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent or any Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or any Buyer to enter into Transactions with a Pricing Rate based on LIBOR.

6.                                      Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

7.                                      Electronic Tracking Agreement. To the extent Seller is selling Mortgage Loans which are registered on the MERS® System, an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

8.                                      Underwriting Guidelines. Administrative Agent shall have consented to any amendment or modifications to the Underwriting Guidelines prior to any Mortgage Loan originated under such revised Underwriting Guidelines becoming a Purchased Mortgage Loan.

9.                                      Material Adverse Change. None of the following shall have occurred and/or be continuing:

(a)                                 Credit Suisse AG, New York Branch’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(b)                                 an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans or REO Properties through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(c)                                  an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(d)                                 there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services; or

(e)                                  there shall have occurred a material adverse change in the financial condition of a Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of such Buyer to fund its obligations under this Agreement; provided that such Buyer shall not invoke this subclause (e) with respect to Seller unless the New York-based residential mortgage loan warehouse finance group of such Buyer shall invoke any similar clause contained in other substantially similar agreements between such Buyer and other Persons that are substantially similar to Seller and with respect to substantially the same types of assets as the Mortgage Loans that would be the subject of Transactions hereunder.

10.                               DE Compare Ratio. Seller’s DE Compare Ratio is [***].

11.                               No HUD Suspension. HUD has not suspended Seller’s ability to originate FHA Loans in any jurisdiction.

11.                               Program; Costs

a.                                      Seller shall reimburse Administrative Agent and Buyers for any of Administrative Agent’s and Buyers’ reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney’s fees, incurred by Administrative Agent and Buyers in determining the acceptability to Administrative Agent and Buyers of any Mortgage Loans. During the occurrence and continuance of an Event of Default, Seller shall also pay, or reimburse Administrative Agent and Buyers if Administrative Agent or Buyers shall pay, any termination fee, which may be due any Servicer. Seller shall pay the reasonable fees and expenses of Administrative Agent’s and Buyers’ outside counsel in connection with the Program Agreements and any subsequent amendments thereto. Seller shall pay ongoing custodial fees and expenses as set forth in the Custodial Agreement or such other fee agreement as shall be entered into by and between Seller and Custodian from time to time, and any other reasonable ongoing third party fees and expenses under any other Program Agreement. Without limiting the foregoing, Seller shall pay all fees as and when required under the Pricing Side Letter. Notwithstanding anything herein to the contrary, Seller shall (i) not be a party to any Repledge Transaction, (ii) have no liability with respect to any Repledge Transaction, and (iii) not be responsible for any fees, costs and expenses of Administrative Agent, any Buyer, any Repledgee, Custodian or any Person relating to any Repledge Transaction.

b.                                      If any Buyer determines in good faith that, due to the introduction of, any change in, or the compliance by such Buyer with (i) any Eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be a material increase in the cost to such Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to such Buyer, from time to time, upon demand by such Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by such Buyer to compensate such Buyer for such increased costs. If such Buyer becomes entitled to claim any additional amounts pursuant to this Section 11.b, Seller shall pay such additional amounts to such Buyer and such Buyer and Seller shall negotiate in good faith to mutually agree upon modified terms to this Agreement to account for such future additional amounts. If Seller and such Buyer cannot agree upon such modified terms within thirty (30) days of such Buyer’s notice to Seller of such changed circumstances, then Seller

(i) may terminate this Agreement; and (ii) shall immediately remit the Repurchase Price and any other amounts due hereunder.

c.                                       With respect to any Transaction, Administrative Agent and Buyers may conclusively rely upon, and shall incur no liability to any Seller Party in acting upon, any request or other communication made by one of a Seller Party’s Authorized Representatives. In each such case, such Seller Party hereby waives the right to dispute Administrative Agent’s and Buyers’ record of the terms of the request or other communication.

d.                                      Notwithstanding the assignment of the Asset Documents with respect to each Purchased Asset to Administrative Agent (on behalf of Buyers), Seller agrees and covenants with Administrative Agent and Buyers to enforce diligently Seller’s rights and remedies set forth in the Asset Documents.

e.                                       (i) Any payments made by Seller to Administrative Agent (on behalf of Buyers) hereunder or any Program Agreement shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If Seller shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any sums payable to Administrative Agent (on behalf of Buyers), then (i) Seller shall make such deductions or withholdings and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 11.e) Administrative Agent (on behalf of Buyers) receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and (iii) Seller shall notify Administrative Agent of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) days thereafter. Seller shall otherwise indemnify Administrative Agent (on behalf of Buyers), within ten (10) days after demand therefor, for any Indemnified Taxes or Other Taxes imposed on any Buyer or Administrative Agent (on behalf of Buyers) (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 11.e) and any reasonable third-party expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.

(ii)                                  Administrative Agent shall cause each Buyer and Buyer assignee and participant to deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Administrative Agent shall cause each Buyer and Buyer assignee and participant, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not such Buyer or any Buyer assignee or participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 11, the completion, execution and submission of such documentation (other than such documentation in Section 11.e((ii)(A), (B) and (C) below) shall not be required if in a Buyer’s or any Buyer’s assignee’s or participant’s judgment such completion, execution or submission would subject such Buyer or Buyer assignee or participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or Buyer assignee or participant. Without limiting the generality of the foregoing, Administrative Agent shall cause a Buyer or Buyer assignee or participant to deliver to Seller, to the extent legally entitled to do so:

(A)                               in the case of a Buyer or Buyer assignee or participant which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 certifying that it is not subject to U.S. federal backup withholding tax;

(B)                               in the case of a Buyer or Buyer assignee or participant which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN, W-8BENE-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate (a “U.S. Tax Compliance Certificate”) to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of Seller or affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. Person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BENE-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. Person is a partnership and one or more direct or indirect partners of such non-U.S. Person are claiming the portfolio interest exemption, such non-U.S. Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Seller to determine the withholding or deduction required to be made.

(C)                               if a payment made to Administrative Agent (on behalf of Buyers) under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee or participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or

1472(b) of the Code, as applicable), Administrative Agent (on behalf of Buyers) shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11.e, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The applicable IRS forms referred to above shall be delivered by Administrative Agent on behalf of each applicable Buyer or Buyer assignee or participant on or prior to the date on which such Person becomes a Buyer or Buyer assignee or participant under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.

f.                                        Any indemnification payable by Seller to a Buyer or Administrative Agent (on behalf of Buyers) for Indemnified Taxes or Other Taxes that are imposed on such Buyer or Administrative Agent (on behalf of Buyers), as described in Section 11.e(i) hereof, shall be paid by Seller within ten (10) days after demand therefor from Administrative Agent (on behalf of Buyers). A certificate as to the amount of such payment or liability delivered to Seller by Administrative Agent (on behalf of Buyers) shall be conclusive absent manifest error.

g.                                       Each party’s obligations under this Section 11 shall survive any assignment of rights by, or the replacement of, a Buyer, and the repayment, satisfaction or discharge of all obligations under any Program Agreement.

h.                                      Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets, and the Purchased Assets as owned by Seller in the absence of an Event of Default by Seller. Administrative Agent (on behalf of Buyers) and Seller agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from a Buyer to Seller secured by the Purchased Mortgage Loans, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.

12.                               Servicing

a.                                      Seller Parties, on Administrative Agent’s and Buyers’ behalf, shall contract with Servicer to, or if Seller is the Servicer, Seller shall, service the Purchased Mortgage Loans and Contributed REO Properties consistent with the degree of skill and care that Seller customarily requires with respect to similar mortgage loans and real estate owned properties owned or managed by it and in accordance with Accepted Servicing Practices. The Seller Parties and Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Administrative Agent or Buyers in any Purchased Mortgage Loans or Contributed REO Properties or any payment thereunder. Administrative Agent may terminate the servicing of any Purchased Mortgage Loans or Contributed REO Property with the then existing Servicer in accordance with Section 12.e hereof.

b.                                      Seller Parties shall and shall cause the Servicer to hold or cause to be held all escrow funds collected by Seller Parties and Servicer with respect to any Purchased Mortgage Loans and Contributed REO Properties in trust accounts and shall apply the same for the purposes for which such funds were collected.

c.                                       During the occurrence and continuance of an Event of Default, Seller shall, and shall cause Servicer to, deposit all Income received by Servicer on the Purchased Mortgage Loans and Contributed REO Properties in the Custodial Account.

d.                                      In the event there is a third party Servicer and upon Administrative Agent’s request, Seller Parties shall provide promptly to Administrative Agent a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans and Contributed REO Properties, advising such Servicer of such matters as Administrative Agent may reasonably request, including, without limitation, recognition by the Servicer of Administrative Agent’s and Buyers’ interest in such Purchased Mortgage Loans and Contributed REO Properties and the Servicer’s agreement that upon receipt of notice of an Event of Default from Administrative Agent, it will follow the instructions of Administrative Agent with respect to the Purchased Mortgage Loans and Contributed REO Properties and any related Income with respect thereto.

e.                                       During the occurrence and continuance of an Event of Default hereunder or a material default under the Servicing Agreement, Administrative Agent shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans and REO Properties under the Servicing Agreement without payment of any penalty or termination fee. Seller Parties and the Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans and Contributed REO Properties to a successor servicer appointed by Administrative Agent in its sole discretion. For the avoidance of doubt any termination of the Servicer’s rights to service by Administrative Agent as a result of an Event of Default shall be deemed part of an exercise of Administrative Agent’s rights to cause the liquidation, termination or acceleration of this Agreement.

f.                                        If any Seller Party should discover that, for any reason whatsoever, a Seller Party or any entity responsible to such Seller Party for managing or servicing any such Purchased Mortgage Loan or Contributed REO Property has failed to perform fully such Seller Party’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans or Contributed REO Properties, such Seller Party shall promptly notify Administrative Agent.

g.                                       Reserved.

h.                                      For the avoidance of doubt, until such time as Seller has repurchased any Purchased Mortgage Loan and Contributed REO Properties pursuant to this Agreement, Seller and REO Subsidiary each retains no economic rights to the servicing of the Purchased Mortgage Loans and Contributed REO Properties other than Seller’s rights under the Servicing Agreement. As such, Seller Parties expressly acknowledge that the Purchased Mortgage Loans and Contributed REO Properties are sold to Administrative Agent (on behalf of Buyers) or contributed to the REO Subsidiary on a “servicing released” basis with such servicing retained by the Servicer.

13.                               Representations and Warranties

a.                                      Each Seller Party represents and warrants to Administrative Agent (on behalf of Buyers) as of the date hereof and as of each Purchase Date for any Transaction that:

1.                                      Seller Party Existence. Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. REO Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

2.                                      Licenses. Each Seller Party is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in material default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in material default of such state’s applicable laws, rules and regulations. Each Seller Party has the requisite power and authority and legal right to originate and purchase Mortgage Loans (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, each Program Agreement and any Transaction Request. Seller is an FHA Approved Mortgagee and VA Approved Lender.

3.                                      Power. Each Seller Party has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

4.                                      Due Authorization. Each Seller Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. Each Program Agreement has been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by such Seller Party, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against such Seller Party in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

5.                                      Financial Statements. Seller has heretofore furnished to Administrative Agent a copy of its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal periods of Seller ended March 31, 2017, June 30, 2017 and September 30, 2017 and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such quarterly fiscal periods. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Seller and its consolidated Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements) applied on a consistent basis. Since September 30, 2017, there has been no material adverse change in the consolidated business, operations or financial condition of Seller and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. Seller has, on the date of the statements delivered pursuant to this Section (the “Statement Date”) no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Administrative Agent in writing.

6.                                      Event of Default. There exists no Event of Default hereunder.

7.                                      Solvency. Each Seller Party is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. No Seller Party intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Assets to Administrative Agent (on behalf of Buyers) constitutes reasonably equivalent value and fair consideration for such Purchased Assets under this Agreement. The amount of consideration being received by Seller upon the transfer of the Contributed REO Properties to REO Subsidiary constitutes reasonably equivalent value and fair consideration for such Contributed REO Properties. Seller is not transferring any Purchased Assets to Administrative Agent or any Contributed REO Property to REO Subsidiary with any intent to hinder, delay or defraud any of its creditors.

8.                                      No Conflicts. The execution, delivery and performance by each Seller Party of each Program Agreement do not conflict with any term or provision of the formation documents or by-laws of such Seller Party or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to such Seller Party of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Seller Party, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement or obligation to which such Seller Party is a party.

9.                                      True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller Parties or any of their officers furnished or to be furnished to Administrative Agent or Buyers in connection with the initial or any ongoing due diligence of Seller Parties or officer thereof, and the negotiation, preparation, or delivery of the Program Agreements are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).

10.                               Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery and performance by any Seller Party of each Program Agreement.

11.                               Litigation. There is no action, proceeding or investigation pending with respect to which any Seller Party has received service of process or, to the best of Seller’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated any Program Agreement, (C) making a claim (or reasonably could make a claim) individually in an amount greater than [***] or in an aggregate amount greater than [***], (D) making a claim for an unspecified amount of damages, (E) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (F) which might materially and adversely affect the validity of the Purchased Assets or Contributed REO Properties or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.

12.                               Reserved.

13.                               Ownership. Upon (a) payment of the Purchase Price, Administrative Agent (on behalf of Buyers) shall become the sole owner of the Purchased Assets and related Repurchase Assets, free and clear of all liens and encumbrances and (b) transfer of each Contributed REO Property to the REO Subsidiary, the REO Subsidiary shall become the sole owner of the Contributed REO Properties transferred thereto, subject to the Lien of the Administrative Agent.

14.                               Underwriting Guidelines. The Underwriting Guidelines provided to Administrative Agent from time to time are the true and correct Underwriting Guidelines of Seller.

15.                               Taxes. Each Seller Party and each Seller Party’s Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes due and payable, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of such Seller Party and such Seller Party’s Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.

16.                               Investment Company. (i) Neither Seller nor any of its Subsidiaries is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, and (ii) it is not necessary to register the REO Subsidiary under the Investment Company Act, for specified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended.

17.                               Chief Executive Office; Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is, and has been, located at 21215 Burbank Boulevard, 4th Floor, Woodland Hills, California 91367-7090. On the Effective Date, Seller’s jurisdiction of organization is Delaware. On the Effective Date, REO Subsidiary’s chief executive office is, and has been located at 21215 Burbank Boulevard, 4th Floor, Woodland Hills, California 91367-7090. On the Effective Date, REO Subsidiary’s jurisdiction of organization is Delaware. Each Seller Party shall provide Administrative Agent with thirty (30) days advance notice of any change in such Seller Party’s principal office or place of business, legal name or jurisdiction. The only trade names used by the Seller Parties are “AmeriHome Funding, LLC,” “AmeriHome Mortgage” and “AMC, LLC”. Since March 6, 2014, no Seller Party has been known by or done business under any other name (other than as set forth in the prior sentence), corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

18.                               Location of Books and Records. The locations where Seller Parties keep their books and records, including all computer tapes and records relating to the Purchased Assets and Contributed REO Properties and the related Repurchase Assets is its chief executive office.

19.                               Reserved.

20.                               ERISA. Neither Seller Party nor their ERISA Affiliates (i) have Plans in effect, or (ii) each Plan to which a Seller Party or their ERISA Affiliates makes direct contributions, and, to the knowledge of such Seller Party, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

21.                               Adverse Selection. No Seller Party has selected the Purchased Assets or Contributed REO Properties in a manner so as to adversely affect Buyers’ interests.

22.                               Reserved.

23.                               Other Indebtedness. All Indebtedness (other than Indebtedness evidenced by this Agreement) of the Seller existing on the date hereof is listed on Exhibit C hereto (the “Existing Indebtedness”),

24.                               Agency Approvals. With respect to each Agency Security and to the extent necessary, Seller is (i) an FHA Approved Mortgagee and in good standing with FHA, (ii) a VA Approved Lender and in good standing with VA, (iii) approved by GNMA as an approved lender and in good standing with GNMA, (iv) approved by Fannie Mae as an approved lender and in good standing with Fannie Mae, (v) approved by Freddie Mac as an approved seller/servicer and in good standing with Freddie Mac, and, (vi) approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act and in good standing with the Secretary of Housing and Urban Development.

25.                               No Reliance. Each Seller Party has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller Party is relying upon any advice from Administrative Agent or Buyers as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

26.                               Plan Assets. No Seller Party is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets and Contributed REO Properties are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in such Seller Party’s hands, and transactions by or with such Seller Party are not subject to any foreign, state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.

27.                               No Prohibited Persons. No Seller Party nor any of their officers, directors, partners or members, is a Person (or to such Seller Party’s knowledge, fifty (50) percent or greater owned by a Person): (i) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (ii) is otherwise the target of sanctions administered by OFAC (any and all parties or Persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).

28.                               Servicing. Seller has, or has engaged qualified subcontractors that have, adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans and REO Properties of the same types as may from time to time constitute Mortgage Loans or REO Properties and in accordance with Accepted Servicing Practices.

b.                                      With respect to every Purchased Asset and Contributed REO Property, Seller represents and warrants to Administrative Agent and Buyers as of the applicable Purchase Date for any Transaction and each date that a Transaction is outstanding that each representation and warranty set forth on Schedule 1-A, Schedule 1-B and Schedule 1-C, as applicable, is true and correct.

c.                                       The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Administrative Agent (on behalf of Buyers) and shall continue for so long as the Purchased Assets and Contributed REO Properties are subject to this Agreement. Upon discovery by Seller Parties, Servicer or Administrative Agent of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others. Without limiting the requirements of Section 6 hereof, Administrative Agent (on behalf of Buyers) has the right to require, in its good faith discretion, Seller to repurchase within [***] after receipt of notice from Administrative Agent any Purchased Asset and Contributed REO Property for which a material breach of one or more of the representations and warranties referenced in Section 13.b exists and which breach has a material adverse effect on the value of such Purchased Asset or Contributed REO Property or the interests of Administrative Agent (on behalf of Buyers).

14.                               Covenants

Each Seller Party covenants with Administrative Agent (on behalf of Buyers), during the term of this facility:

a.                                      Litigation. Seller Parties will promptly, and in any event within ten (10) days after service of process on any of the following, give to Administrative Agent notice of all material litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are, to such Seller Party’s knowledge, threatened or pending) or other legal or arbitrable proceedings affecting any Seller Party or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $[***] against Seller or $[***] against the

REO Subsidiary or in an aggregate amount greater than $[***] against Seller or $[***] against REO Subsidiary, (iii) makes a claim for an unspecified amount of damages, or (iv) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

b.                                      Prohibition of Fundamental Changes. No Seller Party shall enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), or sell all or substantially all of its assets; provided, that Seller may merge or consolidate with (a) any Person so long as no Change of Control has occurred, or (b) any other Person if Seller is the surviving entity; and provided further, that if after giving effect thereto, no Default would exist hereunder.

c.                                       Servicing. No Seller Party shall cause the Purchased Mortgage Loans and Contributed REO Properties to be serviced by any servicer other than a servicer expressly approved in writing by Administrative Agent, which approval shall not be unreasonably withheld and is hereby granted by Administrative Agent (on behalf of Buyers) with respect to LoanCare, LLC and Cenlar FSB upon the execution of this Agreement.

d.                                      Insurance. Seller shall continue to maintain Fidelity Insurance in such amounts acceptable to the Agencies. Seller shall maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. Seller shall notify Administrative Agent of any material change in the terms of any such Fidelity Insurance.

e.                                       No Adverse Claims. Each Seller Party warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of (i) Administrative Agent (on behalf of Buyers) in and to all Purchased Assets and Contributed REO Properties and the related Repurchase Assets against all adverse claims and demands and (ii) REO Subsidiary in and to all Contributed REO Properties held by it.

f.                                        Assignment. Except as permitted herein, no Seller Party nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets, Contributed REO Properties or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets or Contributed REO Properties in accordance with the Program Agreements.

g.                                       Security Interest. Seller Parties shall do all things necessary to preserve the Purchased Assets and Contributed REO Properties and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, each Seller Party will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets and Contributed REO Properties or the related Repurchase Assets to comply with all applicable rules, regulations and other laws. No Seller Party will allow any default for which a Seller Party is responsible to occur under any Purchased Assets, Contributed REO Properties or the related Repurchase Assets or any Program Agreement and each Seller Party shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets, Contributed REO Properties or the related Repurchase Assets and any Program Agreement.

h.                                      Records.

1.                                      Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets and Contributed REO Properties in accordance with industry custom and practice for assets similar to the Purchased Assets and Contributed REO Properties and all such Records shall be in Seller’s or Custodian’s possession unless Administrative Agent otherwise approves. Except in accordance with the Custodial Agreement, Seller will not allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Purchased Mortgage Loan or Contributed REO Property, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible Person for any such paper, record or file. Seller or the Servicer of the Purchased Assets and Contributed REO Properties will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and Contributed REO Properties and preserve them against loss.

2.                                      For so long as Administrative Agent (on behalf of Buyers) has an interest in or lien on any Purchased Assets or Contributed REO Properties, Seller will hold or cause to be held all related Records in trust for Administrative Agent (on behalf of Buyers). Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent (on behalf of Buyers) granted hereby.

3.                                      Upon reasonable advance notice from Custodian or Administrative Agent, Seller shall (x) make any and all such Records available to Custodian, Administrative Agent and a Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or a Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with Responsible Officer of Seller and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

i.                                          Books. Each Seller Party shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Administrative Agent (on behalf of Buyers) and the transfer of Contributed REO Properties to the REO Subsidiary.

j.                                         Approvals. Each Seller Party shall maintain all licenses, permits or other approvals necessary for such Seller Party to conduct its business and to perform its obligations under the Program Agreements, and each Seller Party shall conduct its business materially in accordance with applicable law.

k.                                      Material Change in Business. No Seller Party shall engage in any business other than mortgage-related or REO Property-related activities, as applicable, unless such Seller Party provides written notice to Administrative Agent and Administrative Agent approves such business in its sole good faith discretion.

l.                                          Underwriting Guidelines. Subject to Section 10.b(8) hereof, Seller may amend or otherwise modify the Underwriting Guidelines. In the event that Seller makes any amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Administrative Agent a complete copy of the amended or modified Underwriting Guidelines prior to any Mortgage Loan originated under such revised Underwriting Guidelines becoming a Purchased Mortgage Loan.

m.                                  Distributions. If a Default or an Event of Default has occurred and is continuing, Seller shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

n.                                      Applicable Law. Each Seller Party shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

o.                                      Existence. Each Seller Party shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

p.                                      Chief Executive Office; Jurisdiction of Organization. No Seller Party shall move its chief executive office from the address referred to in Section 13.a.17 or change its jurisdiction of organization from the jurisdiction referred to in Section 13.a.17 unless it shall have provided Administrative Agent thirty (30) days’ prior written notice of such change.

q.                                      Taxes. Each Seller Party shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

r.                                         Transactions with Affiliates. No Seller Party will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited under the Program Agreements, and (b) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

s.                                        Reserved.

t.                                         Indebtedness. Without the prior written consent of Administrative Agent, which consent may be granted or withheld in Administrative Agent’s good faith discretion, no Seller Party shall incur any additional material Indebtedness, including without limitation, any Indebtedness relating to any mortgage servicing rights or corporate or servicing advances, (other than (i) the Existing Indebtedness in amounts not to exceed the amounts specified on Exhibit C hereto and (ii) usual and customary accounts payable for a mortgage company).

u.                                      Hedging. Seller shall hedge all Purchased Mortgage Loans in accordance with Seller’s hedging policies in effect from time to time.

v.                                      True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any of its officers furnished to Administrative Agent and/or Buyers hereunder and during Administrative Agent’s and/or Buyers’ diligence of Seller are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Administrative Agent and/or Buyers pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

w.                                    Agency Approvals. Seller shall maintain its status with Fannie Mae as an approved lender or Freddie Mac as an approved seller/servicer, in each case in good standing (“Agency Approvals”), Seller shall service all Purchased Mortgage Loans which are Committed Mortgage Loans in accordance with the applicable Agency guide. Should Seller, for any reason, cease to possess all such applicable Agency Approvals, or should notification to the relevant Agency or to the Department of Housing and Urban Development, FHA, USDA or VA be required, Seller shall notify Administrative Agent immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of their applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.

x.                                      Take-out Payments. With respect to each Committed Mortgage Loan, Seller shall arrange that all payments under the related Take-out Commitment shall be paid to Administrative Agent pursuant (i) to the terms of the Joint Securities Agreement or (ii) to Administrative Agent’s Wiring Instructions, as applicable.

y.                                      HUD and FHA Matters Regarding Income and Accounts with Respect to GNMA EBOs. With respect to each GNMA EBO (including a Contributed REO Property) that is (or was) an FHA Loan, Seller Parties shall list Servicer as the servicer on FHA Connection System and Seller to be identified as the mortgagee of record on such system under mortgagee number [***]. With respect to each GNMA EBO (including a Contributed REO Property) that is (or was) a VA Loan, Seller shall list Servicer as the servicer on the VALERI system. With respect to each GNMA EBO (including a Contributed REO Property) that is (or was) a USDA Loan, Seller shall list Servicer as the servicer and Seller as the holding lender on the USDA LINC system. Seller shall cause Servicer to submit all claims to HUD, VA and USDA under such applicable numbers for remittance of amounts to the Clearing Account.

z.                                       Plan Assets. No Seller Party shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and no Seller Party shall use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions by or with such Seller Party shall not be subject to any foreign, state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.

aa.                               Reserved.

bb.                               No Pledge. Except pursuant to this Agreement, Seller shall not, and shall not cause Servicer to, pledge, transfer or convey any security interest in (i) the Clearing Account to any Person or (ii) Custodial Account to any Person (other than Administrative Agent), in each case, without the express written consent of Administrative Agent.

cc.                                 No Prohibited Persons. Neither Seller Party nor any of their officers, directors, partners or members, shall be an entity or person (or to Seller’s knowledge, 50 percent or greater owned by an entity or person): (i) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (ii) shall otherwise be the target of sanctions administered by OFAC (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).

dd.                               Quality Control. Seller shall maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to Mortgage Loans and shall provide a report on the results of such quality control program in the Officer’s Compliance Certificate provided pursuant to Section 17.b(3).

ee.                                 Financial Covenants. Seller shall at all times comply with all financial covenants and/or financial ratios set forth in Section 2 of the Pricing Side Letter.

ff.                                   Most Favored Status. Seller and Administrative Agent each agree that should Seller or any Affiliate thereof enter into a repurchase agreement or credit facility with any Person other than Administrative Agent or an Affiliate of Administrative Agent which by its terms provides more favorable terms to Administrative Agent with respect to any guaranties or financial covenants, including without limitation covenants covering the same or similar subject matter set forth in Sections 14.m and 14.ee hereof (a “More Favorable Agreement”), the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Seller to Administrative Agent of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated. Promptly upon Seller or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person other than Administrative Agent, Seller shall deliver to Administrative Agent a summary of the terms of the financial covenants thereof.

gg.                                 SPE Covenant; Separateness. Seller shall ensure that REO Subsidiary, and REO Subsidiary shall (a) own no assets, and will not engage in any business, other than the assets and transactions specifically contemplated by this Agreement; (b) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant hereto; (c) not make any loans or advances to any third party, and shall not acquire obligations or securities of its Affiliates; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the prior written consent of Administrative Agent on behalf of Buyers; (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of applicable law; provided, that (A) appropriate notation shall be made on such financial statements if prepared to indicate the separateness of the REO Subsidiary from such Affiliate and to indicate that the REO Subsidiary’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on the REO Subsidiary’s own separate balance sheet if prepared and (C) the REO Subsidiary shall file its own tax returns if filed, except to the extent consolidation is required or permitted under applicable law); (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks; (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided, that no member of the REO Subsidiary shall have any obligation to make any contribution of capital to the REO Subsidiary); (j) not engage in or suffer any change of ownership, dissolution, winding up, liquidation, consolidation or merger in whole or in part; (k) other than deposits (including FHA Mortgage Insurance claim proceeds) into the Custodial Account as contemplated herein, not commingle its funds or other assets with those of any Affiliate or any other Person; (l) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other person; (m) not and will not hold itself out to be responsible for the debts or obligations of any other Person; (n) cause each of its direct owners to agree (and Seller hereby agrees) not to (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to REO Subsidiary; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to REO Subsidiary; (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for REO Subsidiary or a substantial portion of its properties; or (iii) make any assignment for the benefit of REO Subsidiary’s creditors.

15.                               Events of Default

Each of the following shall constitute an “Event of Default” hereunder:

a.                                      Payment Failure. Failure of Seller to (i) make any payment of (A) Price Differential, provided that if such failure is caused by operational mistake, Seller shall have [***] to cure such failure, or (B) Repurchase Price or any other sum which has become due, in each case, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Administrative Agent (on behalf of Buyers), or (ii) cure any Margin Deficit when due pursuant to Section 6 hereof.

b.                                      Cross Default. Any Seller Party or any of a Seller Party’s Affiliates shall be in default under (i) any Indebtedness, in the aggregate, in excess of (x) $[***] with respect to Seller or of such Affiliate or (y) $[***] with respect to REO Subsidiary which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract in excess of (x) $[***] to which Seller or such Affiliate is a party or (y) $[***] to which REO Subsidiary is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract, or (iii) any Indebtedness of Seller owed under a “to be allocated” (TBA) commitment or a master securities contract which default has resulted in the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness.

c.                                       Reserved.

d.                                      Insolvency. An Act of Insolvency shall have occurred with respect to any Seller Party or Aris Mortgage Holding Company, LLC.

e.                                       Material Adverse Change. The occurrence of a Material Adverse Effect.

f.                                        Breach of Financial Representation or Covenant or Obligation. A breach by Seller of any of the representations, warranties or covenants or obligations set forth in Sections 13.a.1 (Seller Party Existence (solely as to existence)), 13.a.7 (Solvency), 13.a.23 (Other Indebtedness), 14.b (Prohibition of Fundamental Changes), 14.m (Distributions), 14.o (Existence (solely as to existence)), 14.t (Indebtedness), 14.z (Plan Assets), 14.bb (No Pledge), 14.ee (Financial Covenants) or 14.gg (SPE Covenant; Separateness) of this Agreement.

g.                                       Breach of Non-Financial Representation or Covenant. A breach by any Seller Party of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 15.f above), or any other Program Agreement, if such breach is not cured within [***] Business Days of such Seller Party’s knowledge thereof (other than the representations and warranties set forth in Schedule 1-A, Schedule 1-B and Schedule 1-C, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Purchased Mortgage Loan or REO Property unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Administrative Agent in its good faith discretion to be materially false or misleading on a regular basis, or (iii) Administrative Agent, in its good faith discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party or its Affiliates; or (B) Administrative Agent’s determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).

h.                                      Change of Control. The occurrence of a Change in Control.

i.                                          Failure to Transfer. Seller fails to transfer the Purchased Assets to Administrative Agent for the benefit of the applicable Buyer on the applicable Purchase Date (provided Administrative Agent, on behalf of the applicable Buyer, has tendered the related Purchase Price).

j.                                         Judgment. A final judgment or judgments for the payment of money in excess of (x) $[***] in the aggregate shall be rendered against Seller or any of its Affiliates or (y) $[***] against REO Subsidiary by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged

(or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof.

k.                                      Government Action. Any Governmental Authority or any Person acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of any Seller Party, or shall have taken any action to displace the management of such Seller Party or to curtail its authority in the conduct of the business of such Seller Party, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller as an issuer, buyer or a seller/servicer of Purchased Assets, Contributed REO Properties or securities backed thereby, and such action provided for in this Section 15.k shall not have been discontinued or stayed within [***] Business Days.

l.                                          Inability to Perform. An officer of a Seller Party shall admit in writing its inability to, or its intention not to, perform any of such Seller Party’s Obligations hereunder.

m.                                  Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Assets or other Repurchase Assets purported to be covered hereby.

n.                                      Financial Statements. Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import.

o.                                      Reserved.

p.                                      Servicer Default. There is a breach by Servicer of the Servicing Agreement and Seller has not appointed a successor servicer acceptable to Administrative Agent within [***] days.

An Event of Default shall be deemed to be continuing unless expressly waived by Administrative Agent in writing.

16.                               Remedies Upon Default

In the event that an Event of Default shall have occurred and be continuing:

a.                                      Administrative Agent (on behalf of Buyers) may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Seller), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Administrative Agent shall (except upon the occurrence of an Act of Insolvency of Seller) give notice to Seller of the exercise of such option as promptly as practicable.

b.                                      If Administrative Agent (on behalf of Buyers) exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Assets and Contributed REO Properties, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Administrative Agent (on behalf of Buyers) and applied, in Administrative Agent’s good faith discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder, and (iii) Seller shall immediately deliver to Administrative Agent (on behalf of Buyers) the Asset Files relating to any Purchased Assets and Contributed REO Properties subject to such Transactions then in Seller’s possession or control.

c.                                       Administrative Agent (on behalf of Buyers) shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Assets, Contributed REO Properties and Repurchase Assets and all documents relating to the Purchased Assets or Contributed REO Properties (including, without limitation, any legal, credit or servicing files with respect to the Purchased Assets, Contributed REO Properties and Repurchase Assets) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller. To obtain physical possession of any Purchased Assets and Contributed REO Properties held by Custodian, Administrative Agent shall present to Custodian the applicable form pursuant to the Custodial Agreement. Without limiting the rights of Administrative Agent hereto to pursue all other legal and equitable rights available to Administrative Agent (on behalf of Buyers) for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Administrative Agent (on behalf of Buyers) shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Administrative Agent (on behalf of Buyers) from pursuing any other remedies for such breach, including the recovery of monetary damages.

d.                                      Administrative Agent (on behalf of Buyers) shall have the right to direct all servicers then servicing any Purchased Assets and Contributed REO Properties to remit all collections thereon to Administrative Agent (on behalf of Buyers), and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Administrative Agent (on behalf of Buyers). Administrative Agent (on behalf of Buyers) shall also have the right to terminate any one or all of the servicers then servicing any Purchased Assets and Contributed REO Properties with or without cause. In addition, Administrative Agent (on behalf of Buyers) shall have the right to immediately sell the Purchased Assets and Contributed REO Properties and liquidate all Repurchase Assets. Such disposition of

Purchased Assets and Contributed REO Properties may be, at Administrative Agent’s option, on either a servicing-released or a servicing-retained basis. Administrative Agent (on behalf of Buyers) shall not be required to give any warranties as to the Purchased Assets and Contributed REO Properties with respect to any such disposition thereof. Administrative Agent (on behalf of Buyers) may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets and Contributed REO Properties. The foregoing procedure for disposition of the Purchased Assets and Contributed REO Properties and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would not be commercially unreasonable for Administrative Agent (on behalf of Buyers) to dispose of the Purchased Assets, Contributed REO Properties or the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets, Contributed REO Properties or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Administrative Agent (on behalf of Buyers) shall be entitled to place the Purchased Assets and Contributed REO Properties in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Administrative Agent (on behalf of Buyers) shall also be entitled to sell any or all of such Purchased Assets and Contributed REO Properties individually for the prevailing price. Administrative Agent (on behalf of Buyers) shall also be entitled, in its good faith discretion to elect, in lieu of selling all or a portion of such Purchased Assets and Contributed REO Properties, to give Seller credit for such Purchased Assets, Contributed REO Properties and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets and Contributed REO Properties against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder.

e.                                       Administrative Agent (on behalf of Buyers) may apply any proceeds from the liquidation of the Purchased Assets and Contributed REO Properties and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Administrative Agent deems appropriate in its sole discretion.

f.                                        Seller recognizes that the market for the Contributed REO Properties may not be liquid and as a result it may not be possible for Administrative Agent to sell all of the REO Subsidiary Interests and Contributed REO Properties on a particular Business Day, or in a transaction with the same purchaser, or in the same manner. In view of the nature of the Contributed REO Properties, Seller agrees that liquidation of any Contributed REO Property may be conducted in a private sale and at such price as Administrative Agent may deem commercially reasonable. Seller further recognizes that Administrative Agent may be unable to effect a public sale of any or all of the Contributed REO Properties that are evidenced by REO Subsidiary Interests, by reason of certain prohibitions contained in the 1934 Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not a view to the distribution or resale thereof. In view of the nature of the Contributed REO Properties, Seller agrees that liquidation of any Contributed REO

Property may be conducted in a private sale and at such price as Administrative Agent may deem commercially reasonable. Administrative Agent shall be under no obligation to delay a sale of any of the REO Subsidiary Interests for the period of time necessary to permit the Seller to register the REO Subsidiary Interests for public sale under the 1934 Act, or under applicable state securities laws, even if Seller would agree to do so.

g.                                       Seller shall be liable to Administrative Agent and each Buyer for (i) the amount of all reasonable outside legal and other expenses (including, without limitation, all reasonable third party costs and expenses of Administrative Agent and each Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of outside counsel incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all reasonable third party fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or reasonable expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

h.                                      To the extent permitted by applicable law, Seller shall be liable to Administrative Agent and each Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Administrative Agent’s and Buyers’ rights hereunder. Interest on any sum payable by Seller under this Section 16.h shall accrue at a rate equal to the Post-Default Rate.

i.                                          Administrative Agent (on behalf of Buyers) shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

j.                                         Administrative Agent (on behalf of Buyers) may exercise one or more of the remedies available to Administrative Agent immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Administrative Agent (on behalf of Buyers) may have.

k.                                      Administrative Agent (on behalf of Buyers) may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Administrative Agent (on behalf of Buyers) to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

l.                                          Following the exercise of remedies pursuant to this Section 16, if Purchased Assets and Contributed REO Properties and the related Repurchase Assets are sold, Administrative Agent shall give written notice to Seller of the amount at which such Purchased Assets and Contributed REO Properties and the related Repurchase Assets were disposed and how such proceeds were applied.

17.                               Reports

a.                                      Default Notices. Seller shall furnish to Administrative Agent (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, termination events, or breaches) and any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders and (ii) immediately, notice of the occurrence of any (A) Event of Default hereunder, (B) default or material breach by Seller or Servicer of any obligation under any Program Agreement, or (C) event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party.

b.                                      Financial Notices. Seller shall furnish to Administrative Agent:

1.                                      as soon as available and in any event within thirty (30) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Seller and its consolidated Subsidiaries as of the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments and cash flow statements) consistently applied, as at the end of, and for, such period;

2.                                 as soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

3.                                      at the time Seller furnishes each set of financial statements pursuant to Section 17.b.1 or (2) above, an Officer’s Compliance Certificate of a Responsible Officer of Seller in the form attached as Exhibit A to the Pricing Side Letter;

4.                                      Reserved;

5.                                      as soon as available and in any event within thirty (30) days of receipt thereof:

(a)                                 Reserved;

(b)                                 written summaries of all final written Agency, FHA, VA, and material Governmental Authority audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) material adverse findings by such Agency or Governmental Authority;

(c)                                  such other information regarding the financial condition, operations, or business of Seller as Administrative Agent may reasonably request; and

(d)                                 the particulars of any Event of Termination in reasonable detail.

6.                                      Seller shall provide the market value analysis for the valuation of its mortgage servicing rights as determined (i) internally for each monthly fiscal period and (ii) by a Third Party Evaluator for each quarterly fiscal period, in all instances as set forth in the Officer’s Compliance Certificate delivered pursuant to Section 17.b.3;

7.                                      Seller shall provide Administrative Agent, as part of the Officer’s Certificate delivered pursuant to Section 17.b(3) above, a list of all (i) material actions, disputes, litigation, notices, proceedings, investigations or suspensions pending with respect to which Seller has received service of process or other form of notice or, to the best of Seller’s knowledge, threatened against it, before any court, administrative, Governmental Authority or other regulatory body or tribunal which is reasonably expected, in Seller’s good faith discretion, if adversely decided, to have a Material Adverse Effect on Seller, as of such date with such information provided, and (ii) material issues raised upon examination of Seller or Seller’s facilities, operations, servicing, origination or correspondent activities by any Governmental Authority; each as noted in the applicable Schedule to Exhibit A of the Pricing Side Letter.

c.                                       Notices of Certain Events. As soon as possible and in any event within [***] of knowledge thereof, Seller shall furnish to Administrative Agent notice of the following events:

1.                                      Reserved;

2.                                      Reserved;

3.                                      Reserved;

4.                                      with respect to any Purchased Mortgage Loan, that, to Seller’s knowledge, the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Mortgage Loan;

5.                                      Reserved;

6.                                      any material change in the Indebtedness of Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto; and

7.                                      any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or Servicer.

d.                                      Portfolio Performance Data. On the Reporting Date of each calendar month, Seller will furnish to Administrative Agent (i) in the event the Purchased Mortgage Loans and Contributed REO Properties are serviced on a “retained” basis, an electronic Purchased Mortgage Loan and Contributed REO Property performance data, and (ii) electronically, in a format mutually acceptable to Administrative Agent and Seller, servicing information, including the outstanding principal balance and the last payment date with respect to such Purchased Mortgage Loans and Contributed REO Properties and any other fields mutually agreed between Administrative Agent and Seller, on a loan-by-loan or REO-by-REO basis and in the aggregate, with respect to the Purchased Mortgage Loans and Contributed REO Properties serviced by Seller or any Servicer as of month end (or any portion thereof) prior to the Reporting Date.

e.                                       Other Reports. Seller shall deliver to Administrative Agent any other reports or information reasonably requested by Administrative Agent and mutually agreed to by Administrative Agent and Seller, or as otherwise required pursuant to this Agreement or as set forth in the Officer’s Compliance Certificate delivered pursuant to Section 17.b.3 above.

f.                                        DE Compare Ratio and HUD Reports. Seller shall furnish to Administrative Agent the following notices:

1.                                      In the event Seller’s DE Compare Ratio equals or exceeds [***], Seller shall provide Administrative Agent with written notice of such occurrence within five (5) Business Days, which notice shall include a written summary of actions Seller is taking to correct its DE Compare Ratio.

2.                                      In the event Seller receives any inquiry or notice from HUD regarding its DE Compare Ratio, Seller shall provide Administrative Agent with written notice of such inquiry or notice within five (5) Business Days, regardless of Seller’s current DE Compare Ratio.

3.                                      In the event of any action plan with respect to Seller’s DE Compare Ratio is agreed to between Seller and HUD or imposed upon Seller by HUD, Seller shall provide Administrative Agent with a written summary of such agreement or imposition, as applicable, within five (5) Business Days.

g.                                       Recorded Deeds. With respect to each REO Property owned or deemed owned by REO Subsidiary, Seller shall, or shall cause the Servicer to, furnish to Administrative Agent promptly following a request therefor, evidence in form and substance acceptable to Administrative Agent that each Deed has been properly recorded.

18.                               Repurchase Transactions

Subject to Section 4.a, Section 4.b, Section 6 and Section 18, a Buyer may, in its sole election, engage in repurchase transactions (as “seller” thereunder) with any or all of the Purchased Assets and/or Repurchase Assets or pledge, hypothecate, assign, transfer or otherwise convey any or all of the Purchased Assets and/or Repurchase Assets with a counterparty of Buyers’ choice (such transaction, a “Repledge Transaction”), Any Repledge Transaction shall be effected by notice to Administrative Agent, and shall be reflected on the books and records of Administrative Agent. No such Repledge Transaction shall relieve such Buyer of its obligations to transfer Purchased Assets and Repurchase Assets to Seller (and not substitutions thereof) pursuant to the terms hereof. Seller shall not be responsible for any additional obligations, costs, fees or expenses in connection with any Repledge Transaction. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty under a Repledge Transaction (a “Repledgee”), is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Administrative Agent and Buyers are each hereby authorized to share any information delivered hereunder with the Repledgee. To the extent that Administrative Agent or any Buyer shall deliver any Seller Confidential Information to a prospective Repledgee, Administrative Agent shall cause such prospective Repledgee to agree to hold such information subject to and in accordance with confidentiality provisions substantively similar to the confidentiality provisions of this Agreement.

19.                               Single Agreement

Administrative Agent, Buyers and Seller Parties acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Administrative Agent, Buyers and each Seller Party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transactions between Seller and a particular Buyer against the obligations owing to them in respect of any other Transactions hereunder between Seller and such Buyer, and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

20.                               Notices and Other Communications

Any and all notices (with the exception of Transaction Requests, which shall be delivered via electronic mail or other electronic medium agreed to by Administrative Agent and Seller), statements, demands or other communications hereunder may be given by a party to the other by mail, email, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

If to a Seller Party:

AmeriHome Mortgage Company, LLC
21215 Burbank Blvd, 4th Floor
Woodland Hills, California 91367-7090

With copies to:

AmeriHome Mortgage Company, LLC
21215 Burbank Blvd, 4th Floor
Woodland Hills, California 91367-7090

and:

AmeriHome Mortgage Company, LLC
21215 Burbank Blvd, 4th Floor
Woodland Hills, California 91367-7090

If to Administrative Agent:

For Transaction Requests:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
One Madison Avenue, 2nd floor
New York, New York 10010

With a copy to:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, NY 10010

For all other Notices:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
Attention: Margaret Dellafera
New York, New York 10010
Phone Number: 212-325-6471
Fax Number: 212-743-4810
E-mail: margaret,dellafera@credit-suisse,com

With a copy to:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
One Madison Avenue, 9th Floor
New York, NY 10010
Attention: Legal Department—RMBS Warehouse Lending
Fax Number: (212) 322-2376

21.                               Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

22.                               Non assignability

(a)                                 Assignments. The Program Agreements are not assignable by any Seller Party without the prior written consent of Administrative Agent. Subject to Section 37 (Acknowledgement of Assignment and Administration of Repurchase Agreement) hereof, Administrative Agent and Buyers may from time to time assign all or a portion of their rights and obligations under this Agreement and the Program Agreements with Seller’s prior written consent (such approval not to be unreasonably withheld); provided, however, that such consent shall not be required if Administrative Agent or Buyers assigns their rights and obligations (i) to an Affiliate of Administrative Agent or a Buyer, or (ii) after the occurrence and during the continuance of an Event of Default; provided, further, that Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of Seller Parties, for review by Seller Parties upon written request, a register of assignees and participants (the “Register”), a copy of an executed assignment and acceptance by Administrative Agent and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned and Seller Parties shall only be required to deal directly with Administrative Agent. The entries in the Register shall be conclusive absent manifest error, and Seller, REO Subsidiary, Administrative Agent and Buyers shall treat each Person whose name is recorded in the Register pursuant to the preceding sentence as a Buyer hereunder. Upon such assignment and recordation in the Register, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Administrative Agent and Buyers hereunder, as applicable, and (b) Administrative Agent and Buyers shall, to the extent that such rights and obligations have been so assigned by them to either (i) an Affiliate of Administrative Agent or Buyers which assumes the obligations of Administrative Agent and Buyers, as applicable or (ii) another Person approved by Seller Parties (such approval not to be unreasonably withheld) which assumes the obligations of Administrative Agent and Buyers, as applicable, be released from its obligations hereunder and under the Program Agreements. Any assignment hereunder shall be deemed a joinder of such assignee as a Buyer hereto. Unless otherwise stated in the Assignment and Acceptance, Seller Parties shall continue to take directions solely from Administrative Agent unless otherwise notified by Administrative

Agent in writing. Administrative Agent and Buyers may distribute to any prospective assignee any document or other information delivered to Administrative Agent and/or Buyers by Seller Parties, provided that such prospective assignee has agreed to hold such information subject to and in accordance with confidentiality provisions substantively similar to the confidentiality provisions of this Agreement. Any assignment in violation of this Section 22 shall be considered void.

(b)                                 Participations. Any Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and under the Program Agreements; provided, however, that (i) such Buyer’s obligations under this Agreement and the other Program Agreements shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Administrative Agent and/or Buyers in connection with such Buyer’s rights and obligations under this Agreement and the other Program Agreements except as provided in Section 7. Administrative Agent and Buyers may distribute to any prospective or actual participant this Agreement, the other Program Agreements any document or other information delivered to Administrative Agent and/or Buyers by Seller. To the extent that Administrative Agent or any Buyer shall deliver any Seller Confidential Information to a prospective participant, Administrative Agent or such Buyer shall cause such prospective participant to agree to hold such information subject to and in accordance with confidentiality provisions substantively similar to the confidentiality provisions of this Agreement.

23.                               Set-off

In addition to any rights and remedies of Administrative Agent and Buyers hereunder and by law, Administrative Agent (on behalf of Buyers) and Buyers shall have the right, without prior notice to Seller Parties, any such notice being expressly waived by Seller Parties to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from a Seller Party to a Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from a Buyer or any Affiliate thereof to or for the credit or the account of Seller. Administrative Agent agrees promptly to notify Seller after any such set off and application made by Administrative Agent (on behalf of Buyers); provided, that the failure to give such notice shall not affect the validity of such set off and application.

24.                               Binding Effect; Governing Law; Jurisdiction

a.                                      This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Seller Party acknowledges that the obligations of Administrative Agent and Buyers hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Administrative Agent and Buyers. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE

STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

b.                                      EACH OF SELLER PARTIES, ADMINISTRATIVE AGENT AND BUYERS HEREBY WAIVE TRIAL BY JURY. EACH SELLER PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. EACH SELLER PARTY HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

25.                               No Waivers, Etc.

No express or implied waiver of any Event of Default or other default of this Agreement by either party shall constitute a waiver of any other Event of Default or other default of this Agreement and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6.a, 16.a or otherwise, will not constitute a waiver of any right to do so at a later date.

26.                               Intent

a.                                      The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Each Seller Party, Administrative Agent and Buyers further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

b.                                      Administrative Agent’s or a Buyer’s right to liquidate the Purchased Assets or Contributed REO Properties delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

c.                                       The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

d.                                      It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

e.                                       This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 101(47), Section 555, Section 559 and Section 741 under the Bankruptcy Code.

f.                                        Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

27.                               Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

a.                                      in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

b.                                      in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

c.                                       in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

28.                               Power of Attorney

Each Seller Party hereby authorizes Administrative Agent to file such financing statement or statements relating to the Repurchase Assets without such Seller Party’s signature thereon as Administrative Agent, at its option, may deem appropriate. Each Seller Party hereby appoints Administrative Agent as such Seller Party’s agent and attorney-in-fact to execute any such financing statement or statements in such Seller Party’s name and to perform all other acts which Administrative Agent deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of such Seller Party as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Administrative Agent’s consent. Notwithstanding the foregoing, the power of attorney hereby granted under this Section 28 may be exercised only during the occurrence and continuance of any Event of Default hereunder. Each Seller Party shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28. In addition the foregoing, each Seller Party agrees to execute a Power of Attorney, in the form of Exhibit A hereto, to be delivered on the date hereof.

29.                               Buyers May Act Through Administrative Agent

Each Buyer has designated Administrative Agent for the purpose of performing any action hereunder, provided that such designation shall not relieve any Buyer from any of its duties or obligations hereunder.

30.                               Indemnification; Obligations

Seller agrees to hold Administrative Agent, Buyers and each of their respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of outside counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller also agrees to reimburse each Indemnified Party for all reasonable third-party expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request and any Program Agreement, including, without limitation, the reasonable fees and disbursements of outside counsel. Seller’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Seller hereby acknowledges that its obligations hereunder are recourse obligations of Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets and Contributed REO Properties. Seller also agrees not to assert any claim against Administrative Agent or Buyers or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby.

31.                               Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.

32.                               Confidentiality

a.                                      This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Administrative Agent and Buyers and shall be held by Seller Parties in strict confidence and shall not be disclosed to any third party without the written consent of Administrative Agent except for (i) disclosure to a Seller Party’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that no Seller Party may disclose the name of or identifying information with respect to Administrative Agent and Buyers or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage, Purchase Price and any other fees specified in the Pricing Side Letter) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Administrative Agent.

b.                                      Notwithstanding anything in this Agreement to the contrary, each of Administrative Agent, each Buyer and the Seller Parties shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Mortgage Loans and/or any applicable terms of this Agreement (the “Confidential Information”), Each of Administrative Agent, each Buyer and each Seller Party understands that the Confidential

Information may contain “nonpublic personal information,” as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and each of Administrative Agent, each Buyer and each Seller Party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. To the extent required by any Requirement of Law, each of Administrative Agent, each Buyer and each Seller Party shall notify all other parties hereto immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of any party hereto provided directly to any other party hereto.

33.                               Recording of Communications

Administrative Agent, Buyers and Seller Parties shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Administrative Agent, Buyers and Seller Parties consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

34.                               Periodic Due Diligence Review

Each Seller Party acknowledges that Administrative Agent and Buyers have the right to perform continuing due diligence reviews with respect to each Seller Party and the Purchased Assets and Contributed REO Properties, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, for the purpose of performing quality control review of the Purchased Assets and Contributed REO Properties or otherwise, and each Seller Party agrees that upon reasonable (but no less than ten (10) Business Days’) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to such Seller Party, Administrative Agent, Buyers or their authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, data, records, agreements, instruments or information relating to such Purchased Assets and Contributed REO Properties (including, without limitation, quality control review) in the possession or under the control of such Seller Party and/or the Custodian. Each Seller Party also shall make available to Administrative Agent and Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets and Contributed REO Properties. Without limiting the generality of the foregoing, each Seller Party acknowledges that Administrative Agent (on behalf of Buyers) may purchase Purchased Assets and Contributed REO Properties from Seller Parties based solely upon the information provided by Seller Parties to Administrative Agent (on behalf of Buyers) in the Asset Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent or Buyers, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets and Contributed REO Properties purchased in a Transaction, including, without limitation, ordering Broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loans. Administrative Agent or

Buyers may underwrite and/or review such Purchased Assets and Contributed REO Properties itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Administrative Agent, Buyers and any third party underwriter in connection with such underwriting, including, but not limited to, providing Administrative Agent, Buyers and any third party underwriter with reasonable access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets and Contributed REO Properties in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent or Buyers in connection with Administrative Agent’s or Buyers’ activities pursuant to this Section 34.

35.                               Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller Parties or Administrative Agent to the extent set forth therein, as the case may be, under this Agreement. The Seller Parties may amend Schedule 2 from time to time by delivering a revised Schedule 2 to Administrative Agent and expressly stating that such revised Schedule 2 shall replace the existing Schedule 2.

36.                               Acknowledgement of Assignment and Administration of Repurchase Agreement

Pursuant to Section 22 (Non assignability) of this Agreement, Administrative Agent may sell, transfer and convey or allocate certain Purchased Mortgage Loans and the related Repurchase Assets and related Transactions to certain affiliates of Administrative Agent (which may be one or more CP Conduits) (the “Additional Buyers”). Administrative Agent shall deliver a notice to Seller Parties of the addition of any such Additional Buyer as set forth on Exhibit F hereto, and shall update the Register as provided in Section 22 with respect to such Additional Buyer, and such Additional Buyer shall be joined as an Additional Buyer under this Agreement; provided that so long as no Event of Default shall have occurred under this Agreement, with respect to any such Additional Buyer that is a CP Conduit and is not supported by CSFMBC or is not an Affiliate of CSFBMC, Administrative Agent shall obtain Seller Parties’ consent (which shall not be unreasonably withheld) prior to joining such Additional Buyer under this Agreement. Administrative Agent shall administer the provisions of this Agreement for the benefit of Buyers and Additional Buyers, as applicable. For the avoidance of doubt, all payments, notices, communications and agreements pursuant to this Agreement shall be delivered to, and entered into by, Administrative Agent for the benefit of Buyers and Additional Buyers, as applicable. Furthermore, to the extent that Administrative Agent exercises remedies pursuant to this Agreement, solely Administrative Agent will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 16 (Remedies Upon Default), The benefit of all representations, rights, remedies and covenants set forth in the Agreement shall inure to the benefit of Administrative Agent (on behalf of Buyers). All provisions of the Agreement shall survive the transfers contemplated herein (including any Repledge Transactions). Notwithstanding that multiple Buyers may purchase individual Mortgage Loans subject to Transactions entered into under this Agreement, all Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder.

37.                               Acknowledgement Of Anti-Predatory Lending Policies

Administrative Agent has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan on behalf of Buyers.

38.                               Documents Mutually Drafted

The Seller Parties, Administrative Agent and Buyers agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

39.                               General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a.                                      the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b.                                      accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

c.                                       references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d.                                      a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e.                                       the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

f.                                        the term “include” or “including” shall mean without limitation by reason of enumeration;

g.                                       all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

h.                                      all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York; and

i.                                          an Event of Default that has been waived in writing shall be deemed not to be continuing.

40.                               Conflicts

In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.

41.                               Bankruptcy Non-Petition

The parties hereby agree that they shall not institute against, or join any other person in instituting against, any Buyer that is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full.

42.                               Limited Recourse

The obligations of each Buyer under this Agreement or any other Program Agreement are solely the corporate obligations of such Buyer. No recourse shall be had for the payment of any amount owing by any Buyer under this Agreement, or for the payment by any Buyer of any fee in respect hereof or any other obligation or claim of or against such Buyer arising out of or based on this Agreement, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such Buyer. In addition, notwithstanding any other provision of this Agreement, the Parties agree that all payment obligations of any Buyer that is a CP Conduit under this Agreement shall be limited recourse obligations of such Buyer, payable solely from the funds of such Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment of any amount which such Buyer does not pay pursuant to the operation of the preceding sentence until the day which is at least one year and one day after the payment in full of the latest maturing commercial paper note (and waives any “claim” against such Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other Debtor Relief Law for any such insufficiency until such date).

43.                               Amendment and Restatement

Administrative Agent, Buyers, and Seller previously entered into the Existing Master Repurchase Agreement. Administrative Agent, Buyers and Seller Parties desire to enter into this Agreement in order to amend and restate the Existing Master Repurchase Agreement in its entirety. The amendment and restatement of the Existing Master Repurchase Agreement shall become effective on the Effective Date, and each of Administrative Agent, Buyers and Seller

Parties shall hereafter be bound by the terms and conditions of this Agreement and the other Program Agreements. This Agreement amends and restates the terms and conditions of the Existing Master Repurchase Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Existing Master Repurchase Agreement. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Existing Master Repurchase Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect. For the avoidance of doubt, it is the intent of Administrative Agent, Buyers and Seller Parties that the security interests and liens granted in the Purchased Assets pursuant to Section 8 of the Existing Master Repurchase Agreement shall continue in full force and effect. All references to the Existing Master Repurchase Agreement in any Program Agreement or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

44.                               Back-up Administrative Agent; Successor Administrative Agent

In the event that Administrative Agent gives Seller written notice that a back-up administrative agent (“Back-up Administrative Agent”) has been appointed hereunder (by provided the notice set forth as Exhibit G hereto). To the extent that Custodian and Seller subsequently receive written notice from Back-up Administrative Agent that it has assumed the role of administrative agent hereunder (in such case, “Successor Administrative Agent”), then upon delivery to Seller of the notice as set forth on Exhibit H hereto, Successor Administrative Agent shall assume all rights and obligations of Administrative Agent hereunder, with no other action required by the parties, and Seller shall be entitled to rely on the directions of Successor Administrative Agent hereunder for all directions to be given by Administrative Agent hereunder.

45.                               Nominee

a.                                      Seller Parties and Administrative Agent hereby acknowledge and agree, and Seller Parties hereby appoint, the Nominee as (i) their nominee as mortgagee of record and payee on the FHA Connection System, USDA LINC and the VALERI system and requested holder of the Deed and the Nominee hereby accepts such appointment, and (ii) as nominee and agent of Seller Parties and Administrative Agent as set forth herein, to the extent applicable.

b.                                      Following receipt by Nominee of written notice of the occurrence of an Event of Default, the Nominee agrees to take direction from the Administrative Agent with respect to the Mortgage Loans that are GNMA EBOs and Contributed REO Properties. Prior to such time, Nominee shall take direction from Seller Parties with respect to such Mortgage Loans that are GNMA EBOs and Contributed REO Properties.

c.                                       It is the intent of the Seller Parties, Servicer and the Administrative Agent that the Nominee retain bare legal title to the Mortgage Loans and Contributed REO Properties for all purposes including, without limitation, for purposes of Section 541(d) of the Bankruptcy Code and accordingly, Nominee, in its capacity as nominee, shall have no property right to the Purchased Mortgage Loans or Contributed REO Properties.

d.                                      Administrative Agent may, upon notice to the Seller Parties, terminate the Seller as Nominee and appoint itself or another person as the successor nominee following an Event of Default that is continuing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Administrative Agent

By:
	Name:	Margaret Dellafera
	Title	Vice President

Credit Suisse AG, Cayman Islands Branch, as a Buyer

By:
	Name:	Margaret Dellafera
	Title	Authorized Signatory

By:
	Name:	Elie Chau
	Title	Authorized Signatory

Alpine Securization LTD, as a buyer

By: Credit Suisse AG, New York Branch, as its Attorney-in-fact

By:
	Name:	Elie Chau
	Title	Authorized Signatory

By:
	Name:	Patrick J. Hart
	Title	Vice President

AmeriHome Mortgage Company, LLC, as Seller

By:
	Name:	Jim Furash
	Title	CEO

Signature Page to the Second Amended and Restated Master Repurchase Agreement

AHMC HOLDING, LLC, as REO Subsidiary

By:
	Name:	Jim Furash
	Title	CEO

Signature Page to the Second Amended and Restated Master Repurchase Agreement

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASED
MORTGAGE LOANS

Seller makes the following representations and warranties to Administrative Agent (on behalf of Buyers) with respect to each Purchased Mortgage Loan as of the date on which Seller sells such Purchased Mortgage Loan to Administrative Agent (on behalf of Buyers) and at all times while the Purchased Mortgage Loan is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)                                 Payments Current. Except with respect to a Mortgage Loan that is a GNMA EBO, all payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited, it being understood that a payment is not required to be made until the last day of the month in which the related Due Date for such payment occurs. Except with respect to a Mortgage Loan that is a GNMA EBO, no payment required under the Mortgage Loan is [***] or more delinquent nor has any payment under the Mortgage Loan been [***] or more delinquent at any time since the origination of the Mortgage Loan (in each case it being understood that payment is delinquent after the expiration of any applicable grace period) and, if the Mortgage Loan is a Co-op Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever, to the knowledge of Seller, been threatened or commenced with respect to the Co-op Loan. The first Monthly Payment with respect to the Mortgage Loan shall be made, or shall have been made, all in accordance with the terms of the related Mortgage Note, it being understood that a payment is not required to be made until the last day of the month in which the related Due Date for such payment occurs.

(b)                                 No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor to the Seller’s knowledge the Qualified Originator from which Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any principal and/or interest amount required under the Mortgage Loan, except for (i) interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder and (ii) principal and interest advances by Seller for remittance to GNMA.

(c)                                  Original Terms Unmodified. Except with respect to a Mortgage Loan that is a GNMA EBO, the terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a

Schedule 1-A-1

written instrument which has been recorded, if necessary to protect the interests of Administrative Agent, and which has been delivered to the Custodian (or a copy thereof if the original has not yet been returned from the recording office) and the terms of which are reflected in the Custodial Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Asset Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule.

(d)                                 No Defenses. To Seller’s knowledge, the Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Except with respect to a Mortgage Loan that is a GNMA EBO, Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding. Except with respect to a Mortgage Loan that is a GNMA EBO, Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or marketability of the Mortgage Loan.

(e)                                  Hazard Insurance. Pursuant to the terms of the Mortgage, the Fannie Mae guide, if applicable, the Freddie Mac guide, if applicable, and any additional requirements set forth in the Underwriting Guidelines, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae or Freddie Mac, as well as all additional requirements set forth in the Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums due and payable thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Administrative Agent upon the consummation of the transactions contemplated by this Agreement. Seller has not

Schedule 1-A-2

engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller.

(f)                                   Environmental Compliance. To Seller’s knowledge, there does not exist on the Mortgaged Property any hazardous substances, hazardous materials, hazardous wastes, solid wastes or other pollutants, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or other applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property. To Seller’s knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property.

(g)                                  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and if required by such laws or regulations Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Administrative Agent, and shall deliver to Administrative Agent, upon demand, evidence of compliance with all such requirements.

(h)                                 No Satisfaction of Mortgage. Except with respect to a Mortgage Loan that is a GNMA EBO where the related Mortgaged Property has been sold to a third party and the FHA Mortgage Insurance claim proceeds have not yet been received, the Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission. Except with respect to a Mortgage Loan that is a GNMA EBO, Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(i)                                     Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Custodial Asset Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit or a unit in a Co-op Project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit, Co-op Unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform

Schedule 1-A-3

to the Underwriting Guidelines and that no residence or dwelling is a mobile home. No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to the Underwriting Guidelines.

(j)                                    Valid First Lien. Except with respect to a Mortgage Loan that is a GNMA EBO where the related Mortgaged Property has been sold to a third party and the FHA Mortgage Insurance claim proceeds have not yet been received, the Mortgage is a valid, subsisting, enforceable and perfected with respect to each first lien Mortgage Loan, first priority lien and first priority security interest on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to (collectively, “Permitted Encumbrances”):

a.                                      the lien of current real property taxes and assessments not yet due and payable;

b.                                      covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

c.                                       other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Administrative Agent.

(k)                                 Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership or other similar laws affecting creditors’ rights generally from time to time in effect and general principles of equity. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller, or to Seller’s knowledge, any other Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. Seller has reviewed all of the documents constituting the

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Asset File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

(l)                                     Full Disbursement of Proceeds. Except as set forth on the Asset Schedule (and which shall be in conformity with the Underwriting Guidelines), there is no further requirement for future advances under the Mortgage Loan, except in connection with any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor not to exceed [***]. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. All broker fees have been properly assessed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement.

(m)                             Ownership. Seller has full right to sell the Mortgage Loan to Administrative Agent free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Administrative Agent will own such Mortgage Loan (and with respect to any Co-op Loan, the sole owner of the related Assignment of Proprietary Lease) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(n)                                 Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(o)                                 Title Insurance. Except with respect to a Mortgage Loan that is a GNMA EBO where the related Mortgaged Property has been sold to a third party and the FHA Mortgage Insurance claim proceeds have not yet been received, the Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to Fannie Mae, Freddie Mac or prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located, or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located with respect to Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and each such title insurance policy is issued by a title insurer acceptable prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located with respect to Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and qualified to do business in the jurisdiction where the Mortgaged Property is

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located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to Permitted Encumbrances, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and to Seller’s knowledge, no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(p)                                 No Defaults. Other than Mortgage Loans that are GNMA EBOs, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration; and neither Seller nor any of its predecessors, have waived any default, breach, violation or event which would permit acceleration; and with respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.

(q)                                 No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(r)                                    Location of Improvements; No Encroachments. At origination of the Mortgage Loan, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. To Seller’s knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation. All seller and/or builder concessions have been subtracted from the Appraised Value of the Mortgaged Property for purposes of determining the LTV.

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(s)                                   Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal and interest payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. No Mortgage Loan has a balloon payment feature. Interest on the Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest with respect to adjustable rate Mortgage Loans, are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization.

(t)                                    Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Administrative Agent or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of Seller, Administrative Agent or any servicer or any successor servicer to foreclose on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Administrative Agent with respect to Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans.

(u)                                 Occupancy of the Mortgaged Property. As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law. As of the date of origination, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and, to Seller’s knowledge, the Mortgaged Property is not in material non-compliance with such laws or regulations, is not being used, operated or occupied unlawfully and has not failed to have or obtain such inspection, licenses or certificates, as the case may be. With respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time

Schedule 1-A-7

of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

(v)                                 No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

(w)                               Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Administrative Agent to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor or reconveyance of the deed of trust.

(x)                                 Transfer of Mortgage Loans. Except with respect to Mortgage Loans intended for purchase by GNMA and for Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(y)                                 Due-On-Sale. Except with respect to Mortgage Loans intended for purchase by GNMA, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(z)                                  No Buydown Provisions; No Graduated Payments or Contingent Interests. Except with respect to Agency Mortgage Loans and Non-Agency Non-QM Mortgage Loans, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(aa)                          Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located with respect to Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and acceptable to Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(bb)                          Mortgaged Property Undamaged; No Condemnation Proceeding. There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller

Schedule 1-A-8

has no knowledge of any such proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Purchased Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair.

(cc)                            Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by Seller, and to Seller’s knowledge, the originator and each servicer of the Mortgage Loan, have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller or Servicer, and other than GNMA EBOs, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and, other than with respect to each GNMA EBO, has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest with respect to escrow deposits required to be paid pursuant to state, federal and local law has been properly paid and credited.

(dd)                          Conversion to Fixed Interest Rate. Except as allowed by the applicable Agency or otherwise as expressly approved in writing by Administrative Agent, with respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

(ee)                            Reserved.

(ff)                              Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(gg)                            Appraisal. Except with respect to an Agency Mortgage Loan and as permitted by the applicable Agency guide, the Asset File contains an appraisal of the related Mortgaged Property signed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. As of the origination date, no appraisal is more than one hundred and twenty (120) days old.

(hh)                          Disclosure Materials. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such materials in the Asset File as required by applicable law.

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(ii)                                  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(jj)                                Reserved.

(kk)                          Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(ll)                                  Reserved.

(mm)                  Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or, to Seller’s knowledge, any correspondent of Seller, except in connection with a refinanced Mortgage Loan.

(nn)                          Origination Date. (i) With respect to Mortgage Loans other than GNMA EBOs and correspondent loans, the Purchase Date is no more than [***] days following the origination date and (ii) with respect to correspondent loans (other than GNMA EBOs), the Purchase Date is no more than [***] days following the origination date.

(oo)                          No Exception. The Custodian has not noted any material exceptions on a Custodial Asset Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or the related Buyer’s interest in the Mortgage Loan.

(pp)                          Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(qq)                          Documents Genuine. Such Purchased Mortgage Loan and all accompanying collateral documents are complete and authentic and all signatures thereon are genuine. Such Purchased Mortgage Loan is a “closed” loan fully funded by Seller and held in Seller’s name.

(rr)                                Reserved.

(ss)                              Other Encumbrances. To the best of Seller’s knowledge, any property subject to any security interest given in connection with such Purchased Mortgage Loan is not subject to any other encumbrances other than a stated first mortgage, if applicable, and encumbrances which may be allowed under the Underwriting Guidelines.

(tt)                                Reserved.

(uu)                          Located in U.S.  No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Purchased Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

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(vv)                          Underwriting Guidelines. Except with respect to Mortgage Loans that are GNMA EBOs, each Purchased Mortgage Loan has been originated generally in accordance with the Underwriting Guidelines (including all supplements or amendments thereto) previously provided to Administrative Agent.

(ww)                      Reserved.

(xx)                          Reserved.

(yy)                          Primary Mortgage Guaranty Insurance. Each Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required where applicable, and by an acceptable insurer, as required by the Underwriting Guidelines, if applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Each Mortgage Loan which is represented to Administrative Agent to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act. Each Mortgage Loan which is represented by Seller to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code. Each Mortgage Loan which is represented by Seller to be guaranteed, or to be eligible for guaranty, by the USDA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code. As to each FHA insurance certificate, USDA guaranty certificate or each VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no material act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty or USDA guaranty with respect to the Mortgage Loans.

(zz)                            Tax Service. The Mortgage Loan is covered by a life of loan, transferrable real estate tax service contract that may be assigned to Administrative Agent.

(aaa)                   High Cost Loans. No Mortgage Loan is classified as High Cost Mortgage Loan.

(bbb)                   Credit Score and Reporting. As of the origination date, the Mortgagor’s credit score as listed on the Asset Schedule is no more than one hundred and twenty (120) days old. Full, complete and accurate information with respect to the Mortgagor’s credit file was furnished to Equifax, Experian and Trans Union Credit Information in accordance with the Fair Credit Reporting Act and its implementing regulations.

(ccc)                      Wet-Ink Mortgage Loans. With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to hold the related Asset Documents as agent and bailee for Administrative Agent and to promptly forward

Schedule 1-A-11

such Asset Documents in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter.

(ddd)                   FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans, the FHA Mortgage Insurance Contract is or eligible to be in full force and effect and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance. With respect to the VA Loans, the VA Loan Guaranty Agreement is or eligible to be in full force and effect to the maximum extent stated therein. With respect to USDA Loans, such USDA Loan is guaranteed, or eligible to be guaranteed by an USDA Guaranty, under the USDA Regulations and there exists no impairment to full recovery without indemnity to the USDA under the USDA Guaranty.

(eee)                      Asset Schedule. The information set forth in the related Asset Schedule and all other information or data furnished by, or on behalf of, Seller to Administrative Agent is complete, true and correct in all material respects.

(fff)                         Qualified Mortgage. Notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with 12 CFR 1026.43(c) and (ii) except with respect to Non-Agency Non-QM Mortgage Loans or unless otherwise approved in writing by Administrative Agent in its sole discretion, each Mortgage Loan is a Qualified Mortgage Loan.

(ggg)                      Co-op Loan: Valid First Lien. Except with respect to a Co-op Loan that is a GNMA EBO where the related Mortgaged Property has been sold to a third party and the FHA Mortgage Insurance claim proceeds have not yet been received, the Mortgage related to such Co-op Loan is a valid, enforceable and subsisting first security interest on the related Co-op Shares securing the related Proprietary Lease, subject only to (a) liens of the Co-op Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the Co-op Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the Co-op Shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over Seller’s security interest in such Co-op Shares.

(hhh)                   Co-op Loan: Compliance with Law. With respect to each Co-op Loan, the related Co-op Corporation that owns title to the related Co-op Project is a “cooperative housing corporation” within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.

(iii)                               Co-op Loan: No Pledge. With respect to each Co-op Loan, there is no prohibition against pledging the Co-op Shares or assigning the Proprietary Lease. With respect to

Schedule 1-A-12

each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-op Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is in a form acceptable to the Agencies.

(jjj)                            Co-op Loan: Acceleration of Payment. With respect to each Co-op Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.

(kkk)                   TRID Compliance. With respect to each Mortgage Loan where the Mortgagor’s loan application for the Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated materially in compliance with the TILA-RESPA Integrated Disclosure Rule.

Schedule 1-A-13

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES APPLICABLE TO REO
SUBSIDIARY INTERESTS

Seller makes the following representations and warranties to Administrative Agent with respect to each REO Subsidiary Interest as of the related Purchase Date for the purchase of any REO Subsidiary Interest by Administrative Agent from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Program Agreements and any Transaction hereunder is in full force and effect. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)                                 Ownership. The REO Subsidiary Interests constitute all the issued and outstanding beneficial interests of all classes of the Capital Stock of such REO Subsidiary and are certificated.

(b)                                 Compliance with Law. Each REO Subsidiary Interest complies in all respects with, or is exempt from, all applicable requirements of federal, state or local law relating to such REO Subsidiary Interest.

(c)                                  Good and Marketable Title. Immediately prior to the sale, transfer and assignment to Administrative Agent thereof, Seller has good and marketable title to, and is the sole owner and holder of, the REO Subsidiary Interests, and Seller is transferring such REO Subsidiary Interests free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such REO Subsidiary Interests. Upon consummation of the purchase contemplated to occur in respect of such REO Subsidiary Interests, Seller will have validly and effectively conveyed to Administrative Agent all legal and beneficial interest in and to such REO Subsidiary Interests free and clear of any pledge, lien, encumbrance or security interest and upon the filing of a financing statement covering the REO Subsidiary Interests in the appropriate jurisdiction and naming Seller as debtor and Administrative Agent as secured party, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the REO Subsidiary Interests in favor of Administrative Agent enforceable as such against all creditors of Seller and any Persons purporting to purchase the REO Subsidiary Interests from Seller.

(d)                                 No Fraud. No fraudulent acts were committed by Seller or any of its respective Affiliates in connection with the issuance of such REO Subsidiary Interests.

(e)                                  No Defaults. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such REO Subsidiary Interests, or (ii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation of such REO Subsidiary Interests.

(f)                                   No Modifications. Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations

Schedule 1-B-1

of any holder of such REO Subsidiary Interests and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

(g)                                  Power and Authority. Seller has full right, power and authority to sell and assign such REO Subsidiary Interests and such REO Subsidiary Interests have not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(h)                                 Consents and Approvals. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such REO Subsidiary Interests, no consent or approval by any Person is required in connection with Seller’s sale and/or Administrative Agent’s acquisition of such REO Subsidiary Interests, for Administrative Agent’s exercise of any rights or remedies in respect of such REO Subsidiary Interests or for Administrative Agent’s sale, pledge or other disposition of such REO Subsidiary Interests. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such REO Subsidiary Interests.

(i)                                     No Governmental Approvals. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment by the holder of such REO Subsidiary Interests to the Administrative Agent.

(j)                                    Original Certificates. Seller has delivered to Administrative Agent the original Certificates or other similar indicia of ownership of such REO Subsidiary Interests, however denominated, re-registered in Administrative Agent’s name.

(k)                                 No Litigation. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such REO Subsidiary Interests is or may become obligated.

(l)                                     Duly and Validly Issued. Each of the Certificates has been duly and validly issued.

(m)                             No Notices. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such REO Subsidiary Interests is or may become obligated.

(n)                                 REO Subsidiary Interests as Securities. The REO Subsidiary Interests (a) constitute “securities” as defined in Section 8-102 of the Uniform Commercial Code, (b) are not dealt in or traded on securities exchanges or in securities markets, (c) do not constitute investment company securities (within the meaning of Section 8-103(c) of the Uniform Commercial Code) and (d) are not held in a securities account (within the meaning of Section 8-103(c) of the Uniform Commercial Code).

Schedule 1-B-2

(o)                                 No Distributions. There are (x) no outstanding rights, options, warrants or agreements for a purchase, sale or issuance, in connection with such REO Subsidiary Interests, (y) no agreements on the part of Seller to issue, sell or distribute such REO Subsidiary Interests (except as contemplated or permitted by this Agreement), and (z) no obligations on the part of Seller (contingent or otherwise) to purchase, repurchase, redeem or otherwise acquire any securities or any interest therein (other than from Administrative Agent or as contemplated by this Agreement) or to pay any dividend or make any distribution in respect of the REO Subsidiary Interests (other than to Administrative Agent or as contemplated by this Agreement until the repurchase of such REO Subsidiary Interests).

(p)                                 Conveyance; First Priority Lien. Upon delivery to the Administrative Agent of the Certificate (and assuming the continuing possession by the Administrative Agent of such Certificate in accordance with the requirements of applicable law) and the filing of a financing statement covering the REO Subsidiary Interests in the appropriate jurisdictions and naming Seller as debtor and the Administrative Agent as secured party, Seller has conveyed and transferred to Administrative Agent all of its right, title and interest to the REO Subsidiary Interests, including taking all steps as may be necessary in connection with the endorsement, transfer of power, delivery and pledge of all REO Subsidiary Interests as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) to Administrative Agent. The Lien granted hereunder is a first priority Lien on the REO Subsidiary Interests.

(q)                                 No Waiver. Seller has not waived or agreed to any waiver under, or agreed to any amendment or other modification of the REO Subsidiary Agreement except as agreed to by Administrative Agent in writing.

(r)                                    Status of REO Subsidiary. Since the date of its formation until the date of this Agreement, REO Subsidiary has not been engaged in any business or activity and has owned assets other than the assets made subject to Transactions hereunder and related Repurchase Assets.

Schedule 1-B-3

SCHEDULE 1-C

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO REO PROPERTY

The Seller makes the following representations and warranties to the Administrative Agent, with respect to the REO Property owned or deemed owned by the REO Subsidiary, that as of the Conversion Date for the contribution of REO Property by REO Subsidiary and as of the date of this Agreement and any Transaction hereunder relating to the REO Subsidiary Interests is outstanding and on each day while the Program Agreements and any Transaction hereunder is in full force and effect.

(a)                                 Asset File. (i) The related Deed in the name of the Nominee for the benefit of REO Subsidiary shall have been submitted for recording within [***] Business Days of the related Mortgage Loan having been converted to REO Property, and (ii) a copy of such Deed shall have been delivered as part of the Asset File to the applicable Custodian within fifteen (15) Business Days of such REO Property being acquired by the REO Subsidiary.

(b)                                 Ownership. The REO Subsidiary is the sole owner and holder of the REO Property and the Servicing Rights related thereto. The REO Subsidiary has not assigned or pledged the REO Property and the related Servicing Rights except as contemplated in the Agreement, and, except as otherwise disclosed to Administrative Agent in writing, the REO Property is free and clear of any lien or encumbrance other than (A) liens for real estate taxes not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the related security instrument, such exceptions appearing of record being acceptable to mortgage lending institutions generally, and (C) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the use, enjoyment or marketability of the REO Property.

(c)                                  Title. Each Deed is genuine, constitutes the legal, valid and binding conveyance of the REO Property in fee simple to the Nominee for the benefit of REO Subsidiary or its designee.

(d)                                 REO Property as Described. The information set forth in the related Asset Schedule and all other information or data furnished by, or on behalf of, Seller to Administrative Agent is true and correct in all material respects as of the date or dates on which such information is furnished.

(e)                                  Taxes and Assessments. Except as otherwise disclosed to Administrative Agent in writing, there are no property taxes, governmental charges, levies or governmental assessments with respect to any REO Property that are delinquent by more than ninety (90) days; provided, however, that a disclosure of outstanding charges provided to Administrative Agent may include the total amount without specifying the related categories of outstanding charges.

(f)                                   No Litigation. Other than any customary claim or counterclaim arising out of any eviction, foreclosure or collection proceeding relating to any REO Property or as otherwise disclosed in writing to Administrative Agent, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to Seller,

Schedule 1-C-1

REO Subsidiary or any of their Subsidiaries with respect to the REO Property that would materially and adversely affect the value of the REO Property.

(g)                                  Existing Insurance. All improvements upon each REO Property are insured by a borrower or blanket hazard insurance policy in an amount at least equal to the lesser of (1) 100% of the maximum insurable value of such improvements; (2) the replacement value of such improvements; and (3) the amount of the BPO valuation. Each such insurance policy contains a standard mortgagee clause naming Nominee for the benefit of REO Subsidiary or Servicer, its successors and assigns as loss payee or named insured, as applicable. If such REO Property at the time of origination of the related mortgage loan was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such REO Property unless such REO Property is no longer so identified.

(h)                                 No Mechanics’ Liens. Except as otherwise disclosed to Administrative Agent in writing, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the REO Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(i)                                     No Damage. Except as otherwise disclosed to Administrative Agent in writing, the REO Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, defective construction materials or work, or similar casualty which would cause such REO Property to become uninhabitable.

(j)                                    No Condemnation. Except as otherwise disclosed to Administrative Agent in writing, there is no proceeding pending, or to Seller’s knowledge, threatened, for the total or partial condemnation of the REO Property.

(k)                                 No Hazardous Materials. To Seller’s knowledge, there is no condition affecting any REO Property (x) relating to lead paint, radon, asbestos or other hazardous materials, (y) requiring remediation of any condition or (z) relating to a claim which could impose liability upon, diminish rights of or otherwise adversely affect Administrative Agent.

(l)                                     Location and Type of REO Property. Unless otherwise agreed in writing by Administrative Agent, each REO Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development.

(m)                             No Fraudulent Acts. No fraudulent acts were committed by Seller or REO Subsidiary in connection with the acquisition of such REO Property.

(n)                                 Acquisition of REO Property. With respect to each such REO Property, (i) such REO Property is a Mortgaged Property acquired by REO Subsidiary through foreclosure or by deed in lieu of foreclosure or otherwise, which was, prior to such foreclosure or deed in lieu of foreclosure, subject to the lien of a Mortgage Loan, and (ii) with respect to each such REO Property, upon the consummation of the related Transaction, the applicable Custodian shall have

Schedule 1-C-2

received the related Asset File and such Asset File shall not have been released from the possession of the applicable Custodian for longer than the time periods permitted under the related Custodial Agreement.

(o)                                 No Occupants. Except as otherwise disclosed in writing to Administrative Agent, no tenant or other party (other than a holdover Mortgagor) has any right to occupy or is currently occupying any REO Property.

(p)                                 Title Policy. By no later than the deadline required by the applicable Agency, the REO Property is insured by either an American Land Title Association (“ALTA”) title insurance policy or other generally acceptable form of policy of title insurance acceptable to prudent mortgage lending institutions in the area where the related REO Property is located, issued by a title insurer acceptable to prudent mortgage lenders. With respect to each REO Property, REO Subsidiary is the sole insured of such policy, and such policy is in full force and effect and will be in full force and effect and inure to the benefit of Seller and its successors. To the Seller’s knowledge, no claims have been made under such policy and no prior holder of the REO Property, including REO Subsidiary, has done by act or omission, anything that would impair the coverage of such policy.

(q)                                 FHA/VA Insurance. Each REO Property (i) is covered by FHA Mortgage Insurance and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under the FHA Mortgage Insurance, (ii) is guaranteed, or eligible to be guaranteed by a VA Loan Guaranty Agreement, under the VA Regulations and there exists no impairment to full recovery without indemnity to the VA under the VA Loan Guaranty Agreement or (iii) is guaranteed, or eligible to be guaranteed by a USDA Loan Guaranty Agreement, under the USDA Regulations and there exists no impairment to full recovery without indemnity to the USDA under the USDA Loan Guaranty Agreement.

(r)                                    No Environmental Issue. All uses and operations on or of the REO Properties are free of Environmental Issues and in compliance with permits issued pursuant thereto and the REO Properties are free and clear of all Liens and other encumbrances that may be imposed as a result of any Environmental Issue, whether due to any act or omission of REO Subsidiary or any other person or entity.

Schedule 1-C-3

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER PARTY AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller Parties under this Agreement:

Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Signature

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions

Name	Title	Signature

ADMINISTRATIVE AGENT AND BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Administrative Agent and/or Buyers under this Agreement:

Name	Title	Signature

SCHEDULE 3

ADMINISTRATIVE AGENT’S WIRING INSTRUCTIONS

EXHIBIT A

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [AMERIHOME MORTGAGE COMPANY, LLC][AHMC HOLDING I LLC] (“Seller Party”) hereby irrevocably constitutes and appoints Credit Suisse First Boston Mortgage Capital LLC (“Administrative Agent”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller Party and in the name of Seller Party or in its own name, from time to time in Administrative Agent’s discretion:

(a)                                 in the name of Seller Party, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Administrative Agent on behalf of certain Buyers under the Second Amended and Restated Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”) dated May 9, 2018 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)                                 to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c)                                  (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller Party with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Administrative Agent may deem appropriate; (vii) to cause the mortgagee of record to be changed to Administrative agent on the FHA, USDA or VA system, as applicable; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Administrative Agent (on behalf of the applicable Buyer) was the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Seller Party’s expense, at any time, and from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Assets and Administrative Agent’s (on behalf of the applicable Buyer) Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller Party might do;

(d)                                 for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller Party to a successor servicer appointed by Administrative Agent in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and,

Signature Page to the Second Amended and Restated Master Repurchase Agreement

without limiting the generality of the foregoing, Seller Party hereby gives Administrative Agent the power and right, on behalf of Seller Party, without assent by Seller Party, to, in the name of Seller Party or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Administrative Agent in its sole discretion;

(e)                                  for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Seller Party hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller Party also authorizes Administrative Agent, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s (on behalf of Buyers) interests in the Assets and shall not impose any duty upon it to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller Party for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER PARTY HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND ADMINISTRATIVE AGENT ON ITS OWN BEHALF AND ON BEHALF OF ADMINISTRATIVE AGENT’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

D-2

IN WITNESS WHEREOF Seller Party has caused this Power of Attorney to be executed and Seller Party’s seal to be affixed this      day of                , 201     .

[AMERIHOME MORTGAGE COMPANY, LLC][AHMC HOLDING I LLC]

By:
Name:
Title:

Signature Page to Power Attorney

STATE OF	)
	)	ss.:
COUNTY OF	)

On the         day of                       , 201     before me, a Notary Public in and for said State, personally appeared                                                                               , known to me to be                                                                of [                          ], the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

Signature Page to Power Attorney

EXHIBIT B

SELLER PARTIES’ TAX IDENTIFICATION NUMBER

G-1

EXHIBIT C

EXISTING INDEBTEDNESS

H-1

EXHIBIT D

FORM OF ESCROW INSTRUCTION LETTER TO BE PROVIDED BY SELLER BEFORE CLOSING

The escrow instruction letter (the “Escrow Instruction Letter”) shall also include the following instruction to the Settlement Agent (the “Escrow Agent”):

Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), has agreed to provide funds (“Escrow Funds”) to AmeriHome Mortgage Company, LLC (“Seller”) to finance certain mortgage loans and REO properties (the “Assets”) for which you are acting as Escrow Agent.

You hereby agree that (a) you shall receive such Escrow Funds from Administrative Agent to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Administrative Agent until such Escrow Funds are fully disbursed on behalf of Administrative Agent in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed the Escrow Instruction Letter’s requirements with respect to the Assets. In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to Administrative Agent by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Administrative Agent’s incoming wire transfer.

You further agree that, upon disbursement of the Escrow Funds, you will hold all Asset Documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Administrative Agent, and will forward the Asset Documents and original Escrow Instruction Letter in connection with such Assets by overnight courier to the Custodian within five (5) Business Days following the date of origination.

You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by Seller or its borrowers, and Administrative Agent shall have no liability with respect thereto.

You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Seller, and that you are acting as an independent contractor and not as an agent of Seller.

The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Administrative Agent. You understand that Administrative Agent shall act in reliance upon the provisions set forth in this Escrow Instruction Letter, and that Administrative Agent is an intended third party beneficiary hereof.

Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.

I-1

EXHIBIT E

FORM OF SERVICER NOTICE

[Date]

[                                      ], as Servicer
[ADDRESS]
Attention:

Re:                             Second Amended and Restated Master Repurchase Agreement, dated as of May 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among AmeriHome Mortgage Company, LLC (the “Seller”), [                        ] (“REO Subsidiary”), Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”) on behalf of Buyers, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), Alpine Securitization LTD (“Alpine” and a “Buyer”) and other Buyers joined thereto from time to time (the “Buyers”).

Ladies and Gentlemen:

[                                  ] (the “Servicer”) is servicing certain mortgage loans and REO properties for Seller Parties pursuant to that certain Servicing Agreement between the Servicer and Seller Parties. Pursuant to the Repurchase Agreement among Administrative Agent, Buyers and Seller Parties, the Servicer is hereby notified that each Seller Party has pledged to Administrative Agent (on behalf of Buyers) certain mortgage loans and REO properties which are serviced by Servicer which are subject to a security interest in favor of Administrative Agent.

Upon receipt of a Notice of Event of Default from Administrative Agent (“Notice of Event of Default”) in which Administrative Agent shall identify the mortgage loans and REO properties which are then pledged to Administrative Agent under the Repurchase Agreement (the “Assets”), the Servicer shall segregate all amounts collected on account of such Assets, hold them in trust for the sole and exclusive benefit of Administrative Agent’s, and remit such collections in accordance with Administrative Agent’s written instructions. Following such Notice of Event of Default, Servicer shall follow the instructions of Administrative Agent with respect to the Assets, and shall deliver to Administrative Agent any information with respect to the Assets reasonably requested by Administrative Agent.

Notwithstanding any contrary information which may be delivered to the Servicer by Seller Parties, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Administrative Agent, and Seller Parties shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

J-1

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Administrative Agent promptly upon receipt. Any notices to Administrative Agent should be delivered to the following addresses: Eleven Madison Avenue, New York, New York 10010; Attention: Margaret Dellafera; Telephone: 212-325-6471.

Very truly yours,

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

By:
Name:
Title:

ACKNOWLEDGED:

[ ], as Servicer

By:
Name:
Title:

AMERIHOME MORTGAGE COMPANY, LLC, as Seller

By:
Name:
Title:

J-2

EXHIBIT F

NOTICE OF ADDITIONAL BUYER

To:                             AmeriHome Mortgage Company, LLC

Date:

Re:                             Second Amended and Restated Master Repurchase Agreement, dated as of May 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among AmeriHome Mortgage Company, LLC (the “Seller”), AHMC HOLDING I LLC (“REO Subsidiary”), Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”) on behalf of Buyers, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), Alpine Securitization LTD (“Alpine” and a “Buyer”) and other Buyers joined thereto from time to time (the “Buyers”).

Ladies and Gentlemen:

You are hereby notified that the party identified on Annex I attached hereto shall constitute a Buyer in respect of certain Mortgage Loans and REO properties identified from time to time in the books and records of Administrative Agent that are subject to the Repurchase Agreement. In accordance with the provisions of Section 36 of the Repurchase Agreement, the information set forth on Annex I attached hereto constitutes the notice information with respect to such party. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Repurchase Agreement.

CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC, as
Administrative Agent

By:
Name:
Title:

J-1

[Acknowledged and Consented to by:

AMERIHOME MORTGAGE COMPANY, LLC,
as Seller

By:
Name:
Title:	](1)

(1)  If consent of Seller is required pursuant to Section 36 of the Repurchase Agreement.

K-2

ANNEX I
TO
NOTICE OF ADDITIONAL BUYER

NOTICE INFORMATION

Name:
Address:

Attention:
Telephone:
Facsimile:
Email:

K-3

EXHIBIT G

[CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC LETTERHEAD]

APPOINTMENT OF BACK-UP ADMINISTRATIVE AGENT NOTICE

                                                        ,          ,

AmeriHome Mortgage Company, LLC

Re:                             Second Amended and Restated Master Repurchase Agreement, dated as of May 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among AmeriHome Mortgage Company, LLC (the “Seller”), AHMC HOLDING I LLC (“REO Subsidiary”), Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”) on behalf of Buyers, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), Alpine Securitization LTD (“Alpine” and a “Buyer”) and other Buyers joined thereto from time to time (the “Buyers”).

Ladies and Gentlemen:

Please be advised that this Back-up Administrative Agent Notice is being issued pursuant to Section 44 of the Repurchase Agreement.

Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Repurchase Agreement.

CREDIT SUISSE FIRST BOSTON MORTGAGE
CAPITAL LLC, as Administrative Agent

By:
Name:
Title:

L-1

[CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC LETTERHEAD]

SUCCESSOR ADMINISTRATIVE AGENT NOTICE

                                                        ,          ,

AmeriHome Mortgage Company, LLC

Re:                             Second Amended and Restated Master Repurchase Agreement, dated as of May 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among AmeriHome Mortgage Company, LLC (the “Seller”), AHMC HOLDING I LLC (“REO Subsidiary”), Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”) on behalf of Buyers, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), Alpine Securitization LTD (“Alpine” and a “Buyer”) and other Buyers joined thereto from time to time (the “Buyers”).

Ladies and Gentlemen:

Pursuant to the Appointment of Back-up Administrative Agent attached hereto, [                                           ] was previously appointed as Back-up Administrative Agent (the “Back-up Administrative Agent”) under the Repurchase Agreement. Please be advised that this Successor Administrative Agent Notice is being issued pursuant to Section 44 of the Repurchase Agreement. The Successor Administrative Agent has assumed the role of Administrative Agent under the Repurchase Agreement. Accordingly, the Successor Administrative Agent has assumed all rights and obligations of Administrative Agent under the Repurchase Agreement and Seller shall rely on the directions of the Successor Administrative Agent under the Repurchase Agreement for all directions to be given by Administrative Agent pursuant thereto.

Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Repurchase Agreement.

[ENTITY], as Successor Administrative Agent

By:
Name:
Title: